UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONG TERM CARE OPERATIONS 360, INC.
(Exact name of Registrant as specified in its charter)

Nevada	8059	42-2578051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

5522 New Peachtree Rd., Suite 122

Chamblee, GA 30341

Telephone: (833) LTC-0360

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880, Reno, NV 89501

Telephone: (775) 322-0626

(Name, Address, and Telephone Number for Agent of Service)

Copies to:
BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, Suite 1410, Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.
Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 (2)	10,000,000	$1.00	(3)	$10,000,000	$1,091.00
Common Stock, par value $0.0001 (4)	1,100,000	$0.75	(5)	$825,000	$90.01
Total	11,100,000			$10,825,000	$1,181.01

____________________

(1)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Shares of newly issued common stock to be offered by the registrant in the Primary Offering (as hereinafter defined).
(3)	Based on the bona fide estimate of the maximum offering price in the Primary Offering in accordance with Rule 457(a).
(4)	Shares of common stock issued and outstanding to be sold by the selling stockholders as part of a Secondary Offering (as hereinafter defined).
(5)

This offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock has not traded since November 11, 2020, and is not listed on any national exchange, and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for our stock) and the high level of risk inherent in this sort of offering. The selling stockholders may sell shares of our common stock at a fixed price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, after which the shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions, or via a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

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The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (LONG TERM CARE OPERATIONS 360, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2021

Long Term Care Operations 360, Inc.

10,000,000 Shares of Common Stock Being Offered by the Company in the Primary Offering

1,100,000 Shares of Common Stock Being Offered by the Selling Security Holders in the Secondary Offering

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.0001, of Long Term Care Operations 360, Inc. (referred to herein as the “Company” or “Long Term Care Operations 360”), by the Company on a best efforts basis (the “Primary Offering”). The Company anticipates that public offering price will be between $0.50 and $1.00 per share. The Primary Offering terminates 12 months after commencement on _____________, 2022. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Sameer Shah. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations, or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 1,100,000 shares of common stock being registered by twelve Selling Security Holders (the “Secondary Offering”), consisting of 1,100,000 issued and outstanding shares of Common Stock held by the Selling Security Holders. The Selling Security Holders will be offering their shares of common stock at a price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. For more information regarding the Selling Security Holders, see the section titled “Selling Security Holders” herein.

Our common stock is quoted on the OTC Link LLC alternative trading system (“OTC Link”), operated by OTC Markets Group, Inc., under the symbol “LTCO”. As of May 10, 2021, the last reported sale price for our common stock was $131.25 per share on November 11, 2020, as reported by OTCMarkets.com. Prior to this offering, there has been a limited market for our securities, and our common stock has not traded since November 11, 2020. While our common stock is quoted on the OTC Link, there has been negligible trading volume. There is no guarantee that an active trading market for our common stock will develop. We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2021.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Long Term Care Operations 360, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Long Term Care Operations 360, Inc. (the “Company” or “Long Term Care Operations 360”), formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company abandoned its prior operations in China and was inactive from March of 2019 to March of 2020, when the District Court for Clark County, Nevada, appointed a custodian for the Company.

On September 21, 2020, a change of control occurred and new officers and directors of the Company were appointed, and on November 24, 2020, the Company acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, Inc, a Georgia corporation (the “Seller”), including each of its five subsidiaries, Prudent Senior Services of Georgia, Inc, a Georgia corporation; Nemicare, Inc, a Georgia corporation; Golden Sun NEMT, LLC, a Georgia limited liability company; Golden Sun Health Services, Corp, a Georgia corporation; and AHSTY NEMT Inc, a Georgia corporation. In consideration of the Acquisition, the Company issued 52,350,000 shares of Company common stock to the Seller’s shareholders, and after the Acquisition, the Company had outstanding approximately 59,567,397 shares of Company common stock.

The Company is now engaged in providing adult care services in a facility setting, skilled and unskilled nursing services in a home health setting, providing non-emergency medical and adult care transportation services, and providing technology solutions to senior care facilities.

Where You Can Find Us

The mailing address is currently 5522 New Peachtree Rd., Suite 122, Chamblee, Georgia, 30341. Our telephone number is 1-833-LTC-0360.

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Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	1,100,000 shares of common stock

Secondary Offering price:

At a price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2022

Newly issued common stock being registered pursuant to the Primary Offering:	10,000,000 shares of common stock

Primary Offering price:	$[__] per share

Primary Offering period:	From the date of this prospectus until _____, 2022

Number of shares outstanding after the offering:	69,567,431 shares of common stock

Market for the common stock:

Our common stock is quoted on the OTC Link alternative trading system under the symbol “LTCO”. As of May 10, 2021, the last reported sale price for our common stock was $131.25 per share. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Link, there has been negligible trading volume.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering.

Use of proceeds:

We estimate that we will receive approximately $7,500,000 in gross proceeds if we sell all of the shares in the Primary Offering and assuming a $0.75 per share Primary Offering Price, which is the midpoint of the price range set forth on the cover page of this prospectus, and we will receive estimated net proceeds (after paying offering expenses) of approximately $7,464,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Long Term Care Operations 360, Inc. 5522 New Peachtree Rd., Suite 122 Chamblee, GA 30341

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to our Financial Condition and Capital Requirements

We have experienced recurring losses from operations and negative cash flows from operating activities.

We have historically experienced recurring losses from operations and negative cash flows from operating activities. We incurred a net loss of approximately $13,749 for the fiscal year ended October 31, 2020, and a net loss of $109,579 for the year ended October 31, 2019, and our operational subsidiary, which we acquired in November of 2020, incurred a net loss of $468,443 for the fiscal year ended October 31, 2020, and a net loss of $38,293 for the fiscal year ended October 31, 2019. As of January 31, 2021, on a consolidated basis we have an accumulated deficit of $394,556.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses have had, an adverse effect on our financial condition. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our revenue goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

We may need additional financing in the future, which may not be available when needed or may be costly and We may need additional capital to fund our operations and capital expenditures plans, to pursue expansion of our healthcare services, and to pursue any development, investment and acquisition opportunities, and we may not be able to obtain it on terms acceptable to us, or at all.

Execution on our strategy, completing our capital expenditure plans, pursuing expansion of our healthcare services to residents and seniors living outside our communities, and pursuing any other development, investment and acquisition opportunities that we may identify may require additional capital. Financing may not be available to us or may be available to us only on terms that are not favorable. In addition, certain of our outstanding indebtedness and long-term leases restrict, among other things, our ability to incur additional debt. If we are unable to raise additional funds or obtain them on terms acceptable to us, we may have to delay or abandon some or all of our plans or opportunities. Further, if additional funds are raised through the issuance of additional equity securities, the percentage ownership of our stockholders would be diluted. Any newly issued equity securities may have rights, preferences or privileges senior to those of our common stock.

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If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended October 31, 2020, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended October 31, 2020, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have experienced recurring losses from operations and negative cash flows from operating activities. These prior losses have had an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We have a limited operating history.

The Company, while incorporated in 2014, began carrying on its current senior care business in late 2018. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources. There is no assurance that we will be successful in achieving a return on shareholders’ investment.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct our business.

Risk Factors Relating to Our Business and Industry

Under our Medicaid contracts, we assume all of the risk that the cost of providing services will exceed our compensation.

Over 90% of the revenue of our operational subsidiary acquired in November 2020, for each of the fiscal years ended October 31, 2019 and 2020, is derived from capitation agreements with government payors in which we receive fixed-price-per-participating-member-per-month (“PMPM”) fees. While there are variations in payment specific to each agreement, we generally contract with government payors to receive a fixed per member, per month fee to provide transportation, meals and daycare services a participant may require while assuming financial responsibility for the totality of our participants’ daycare expenses. This type of contract is often referred to as an “at-risk” or a “capitation” contract. To the extent that our participants require more care than is anticipated and/or the cost of care increases, aggregate fixed capitated payments may be insufficient to cover the costs associated with treatment. If medical costs and expenses exceed the underlying capitation payment received, we may not be able to correspondingly increase our capitation payments received, and we could suffer losses with respect to such agreements.

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Our revenues and operations are dependent upon a limited number of government payors, particularly Medicaid.

Our operations are dependent on a limited number of government payors, particularly Medicaid, with whom we directly contract to provide services to participants. For at least the next fiscal quarter, a majority of our revenues will continue to be derived primarily from Medicaid payments through the State of Georgia, which may terminate their contracts with us upon the occurrence of certain events. The sudden loss of our government contracts or the renegotiation of our contracts could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with government payors in respect of the services we provide and the terms of our agreements. As the State of Georgia responds to market dynamics and financial pressures, and as Georgia and other government payors make strategic budgetary decisions in respect of the programs in which they participate, government payors may seek to renegotiate or terminate their agreements with us. Any reduction in the governmental budgetary appropriations to pay for our services, whether as a result of fiscal constraints due to recession, emergency situations such as the COVID-19 pandemic, changes in policy or otherwise, could result in a reduction in our capitated fee payments and possibly loss of contracts. These discussions could result in reductions to the fees and changes to the scope of services contemplated by our original contract and consequently could negatively impact our revenues, business and prospects.

Because we rely on state Medicaid agencies for a significant portion of our current revenues, we depend on federal funding, as well as the financial condition of the State of Georgia. Government-funded daycare programs face a number of risks, including higher than expected health care costs and lack of predictability of tax basis and budget needs. If the financial condition of the State of Georgia declines, our credit risk could increase.

Reductions in Medicaid reimbursement rates or changes in the rules governing Medicaid programs could have a material adverse effect on our financial condition and results of operations.

We currently derive a majority of our revenues through the Medicaid program, which accounted for over 90% of operational subsidiary’s revenues for the fiscal years ended October 31, 2019 and 2020. As a result, our operations are dependent on government funding levels for Medicaid programs. Any changes that limit or reduce general Medicaid funding, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits, services or treatments under programs without adequate funding, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Medicaid programs and their respective reimbursement rates, payment structures and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the Medicaid at which we are compensated for our services. Budget pressures can lead federal and state governments to reduce or place limits on reimbursement rates and payment structures under Medicaid. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. We cannot predict what deficit reduction, other payment reduction or budget enforcement initiatives may be proposed by Congress, whether Congress will attempt to restructure or suspend sequestration or the impact sequestration, other payment reductions or budget enforcement initiatives may have on our business.

Reductions in reimbursement rates could have a material, adverse effect on our financial condition and results of operations or even result in rates that are insufficient to cover our operating expenses. For example, our external provider costs are driven by rates set by Medicaid, which are outside of our control and may be negotiated in a manner unfavorable to us. Additionally, any delay or default by state governments in funding our capitated payments could materially and adversely affect our business, financial condition and results of operations.

Recent legislative, judicial and executive efforts to enact further healthcare reform legislation have caused the future state of reforms under the Affordable Care Act (the “ACA”) and many core aspects of the current U.S. healthcare system to be unclear. While specific changes and their timing are not yet apparent, enacted reforms and future legislative, regulatory, judicial, or executive changes, particularly any changes to the Medicaid program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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Non-renewal or termination of capitation agreements with government payors could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Under most of our capitation agreements with government payors, the state is generally permitted to adjust certain terms of the agreements from time to time. If a government payor exercises its right to adjust certain terms of the agreements, we are generally allowed a period of time to object to such adjustment. If we enter into capitation contracts with unfavorable economic terms, or a capitation contract is adjusted to include unfavorable terms, we could suffer losses with respect to such contract. In addition, some states in which we operate undergo periodic reconciliations with respect to enrollments that present a risk to our business, results of operations, financial condition and cash flows.

Our contracts with government payors may be terminated to the extent that state or federal funds are not appropriated at sufficient levels to fund our Medicaid contracts or Medicaid programs in general. Government payors may terminate, suspend or cancel our contracts, in whole or in part, for cause in the event of our noncompliance with the terms, conditions or responsibilities under the contracts, or if we are debarred or suspended from providing services by state or federal government authorities. If any of our contracts with government payors are terminated or if the government payors seek to renegotiate their contract rates with us, we may suffer a significant loss of revenue, which may adversely affect our operating results.

The impact of ongoing healthcare reform efforts on our business cannot accurately be predicted.

The healthcare industry in the United States is subject to fundamental changes due to ongoing healthcare reform efforts and related political, economic and regulatory influences. Notably, the Affordable Care Act resulted in expanded healthcare coverage to millions of previously uninsured people beginning in 2014 and has resulted in significant changes to the United States healthcare system. To help fund this expansion, the Affordable Care Act outlines certain reductions for Medicare reimbursed services, including skilled nursing, home health, hospice and outpatient therapy services, as well as certain other changes to Medicare payment methodologies. This comprehensive healthcare legislation has resulted and will continue to result in extensive rulemaking by regulatory authorities, and also may be altered, amended, repealed or replaced. It is difficult to predict the full impact of the Affordable Care Act due to the complexity of the law and implementing regulations, as well our inability to foresee how CMS and other participants in the healthcare industry will respond to the choices available to them under the law. We also cannot accurately predict whether any new or pending legislative proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our business. Similarly, while we can anticipate that some of the rulemaking that will be promulgated by regulatory authorities will affect us and the manner in which we are reimbursed by the federal reimbursement programs, we cannot accurately predict today the impact of those regulations on our business. The provisions of the legislation and other regulations implementing the provisions of the Affordable Care Act or any amended or replacement legislation may increase our costs, adversely affect our revenues, expose us to expanded liability or require us to revise the ways in which we conduct our business.

In addition to its impact on the delivery and payment for healthcare, the Affordable Care Act and the implementing regulations have resulted and may continue to result in increases to our costs to provide healthcare benefits to our employees. We also may be required to make additional employee-related changes to our business as a result of provisions in the Affordable Care Act or any amended or replacement legislation impacting the provision of health insurance by employers, which could result in additional expense and adversely affect our results of operations and cash flow.

General economic factors could adversely affect our financial performance and other aspects of our business.

General economic conditions, such as inflation, the consumer price index, commodity costs, fuel and other energy costs, costs of salaries, wages, benefits and insurance, interest rates, and tax rates, affect our facility operating, facility lease, general and administrative and other expenses, and we have no control or limited ability to control such factors. In addition, current global economic conditions and uncertainties, the potential for failures or realignments of financial institutions, and the related impact on available credit may affect us and our business partners, landlords, counterparties and residents or prospective residents in an adverse manner including, but not limited to, reducing access to liquid funds or credit, increasing the cost of credit, limiting our ability to manage interest rate risk, increasing the risk that certain of our business partners, landlords or counterparties would be unable to fulfill their obligations to us, and other impacts which we are unable to fully anticipate.

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A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the ongoing outbreak of COVID-19, could adversely affect our business.

The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods. Additionally, any future pandemic, epidemic or outbreak of an infectious disease may adversely affect our business if one of the geographies we serve is affected by the outbreak, particularly at the onset of any such outbreak before response protocols have been developed. Specifically, if our participants fall ill due to an outbreak, we may experience a high level of unexpected deaths, increased costs, and other effects, including a loss of revenue, negative publicity, litigation and inquiries from government regulators.

Adverse market conditions resulting from the spread of the virus that causes COVID-19 could materially and adversely affect our business and the value of our common stock. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, travel bans and restrictions, “shelter-in-place” orders or shutdowns, quarantines, curfews, executive orders and similar government orders and restrictions for their residents to control the spread of the virus that causes COVID-19. Such orders or restrictions have resulted in largely remote operations at our headquarters and centers, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events and have restricted the ability of our front-line outreach teams to host and attend community events, among other effects, thereby significantly impacting our operations. In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our participants.

The COVID-19 pandemic has significantly and temporarily increased demand for our telehealth and in-home offerings. The telehealth market is relatively new, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Although our pivot to telehealth services has been a useful tool for providing remote care during the COVID-19 pandemic, the COVID-19 pandemic has limited our ability to provide in-person care. If our participants do not perceive the benefits of telehealth services, or if our services are not competitive, it could have a material adverse effect on our business, financial condition or results of operations. Similarly, individual and healthcare industry concerns or negative publicity regarding participant confidentiality and privacy in the context of telehealth could limit market acceptance of such healthcare services. In addition, some of our participants may lack access to telehealth devices, such as cell phones and/or computers, or may be unable to use the telehealth technology on their own. Because some of our participants may not be comfortable with a team member coming to their home to deliver face-to-face care or entering with a device to assist with using our telehealth services, participants may be reluctant to seek necessary care given their inability to use telehealth services, coupled with preference to stay at home due to the risks of the COVID-19 pandemic. This could have the effect of deferring healthcare costs that we will need to incur at later periods and may also affect the health of participants who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new participants.

Due to the COVID-19 pandemic, we may not be able to document the health conditions of our participants as completely as we have in the past. Medicaid pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual participant. Participants with higher RAF scores necessitate larger capitated payments, and those with lower RAF scores necessitate smaller capitated payments. Medicaid requires that a participant’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a participant, but Medicaid is now allowing documentation of conditions identified during qualifying telehealth visits with participants. However, given the disruption caused by the COVID-19 pandemic and the limitations relating to assessing the health needs of our participants through telehealth services described above, it is unclear whether we will be able to document the health conditions of our participants as comprehensively as we have historically, which may adversely impact our revenue in future periods.

We expect increased COVID-19 related expenses to continue, which continuation would have a material adverse effect on our business, results of operations, financial condition and cash flows. The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic, including responses to state budget shortfalls; the impact on our participants and enrollment; the availability, effectiveness and receipt of vaccines by our participants and our employees; the impact on participant, industry or employee events; and the effect on our supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

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Delays in obtaining regulatory approvals could hinder our plans to continue to expand our healthcare services, which could negatively impact our anticipated revenues, results of operations and cash flow.

We plan to continue to expand our healthcare services to additional residents and seniors living outside of our communities. In the current environment, it is difficult to obtain certain required regulatory approvals. Delays in obtaining required regulatory approvals could impede our ability to expand such services in accordance with our plans, which could negatively impact our anticipated revenues, results of operations and cash flow.

The geographic concentration of our communities could leave us vulnerable to an economic downturn, regulatory changes or acts of nature in those areas, which could negatively impact our revenues, results of operations and cash flow.

We currently operate in the State of Georgia. As a result of this concentration, the conditions of local economies and real estate markets, changes in governmental rules and regulations, particularly with respect to assisted living and memory care communities, acts of nature and other factors that may result in a decrease in demand for senior living services in these states could have an adverse effect on our revenues, results of operations and cash flow. In addition, given the location of our communities, we are particularly susceptible to revenue loss, cost increase or damage caused by severe weather conditions or natural disasters such as hurricanes, wildfires, earthquakes or tornados. Any significant loss due to a natural disaster may not be covered by insurance and may lead to an increase in the cost of insurance.

If we are unable to attract new participants, our revenue growth will be adversely affected.

To increase our revenue, our business strategy is to expand the number of centers and participants in our network. In order to support such growth, we must continue to recruit and retain a sufficient number of new participants both within our existing centers and in new centers. Our ability to do so depends in large part on the success of our sales and marketing efforts, which are subject to various federal and state laws and regulations that impact marketing. If potential or existing participants prefer another daycare provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends on our ability to attract new participants. Participant enrollment for Medicaid is ongoing each month and require the state of Georgia to verify eligibility, a process which can result in delays in enrollment. Our inability to identify and recruit new eligible participants and retain existing participants would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.

Our execution of our strategy may not be successful, and initiatives undertaken to execute on our strategic priorities may adversely affect our business, financial condition, results of operations, cash flow and the price of our common stock.

The success of our strategy depends on our ability to successfully identify and implement initiatives to execute on our strategic priorities, as well as factors outside of our control. Such initiatives may not be successful in achieving our expectations or may require more time and resources than expected to implement. There can be no assurance that our strategy or initiatives undertaken to execute on our strategic priorities will be successful and, as a result, such initiatives may adversely affect our business, financial condition, results of operations, cash flow and the price of our common stock.

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Significant legal actions and liability claims against us could subject us to increased operating costs and substantial uninsured liabilities, which may adversely affect our financial condition and results of operations.

We have not been and are currently not involved in litigation and claims. We maintain general liability and professional liability insurance policies in amounts and with coverage and deductibles we believe are adequate, based on the nature and risks of our business, historical experience and industry standards. Our current policies are written on a claims-made basis and provide for deductibles for each claim. Accordingly, we are, in effect, self-insured for claims that are less than the deductible amounts and for claims or portions of claims that are not covered by such policies. If we experience a greater number of losses than we anticipate, or if certain claims are not ultimately covered by insurance, our results of operations and financial condition could be adversely affected.

The senior living and healthcare services businesses entail an inherent risk of liability, particularly given the demographics of our residents and patients, including age and health, and the services we provide. In recent years, other participants in our industry, have been subject to an increasing number of claims and lawsuits alleging that our services have resulted in resident injury or other adverse effects. Many of these lawsuits involve large damage claims and significant legal costs. Many states continue to consider tort reform and how it will apply to the senior living industry. We may continue to be faced with the threat of large jury verdicts in jurisdictions that do not find favor with large senior living or healthcare providers.

If a successful claim is made against us and it is not covered by our insurance or exceeds the policy limits, our financial condition and results of operations could be materially and adversely affected. In some states, state law may prohibit or limit insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation. As a result, we may be liable for punitive damage awards in these states that either are not covered or are in excess of our insurance policy limits. Also, our insurance policies’ deductibles, or self-insured retention, are accrued based on an actuarial projection of future liabilities. If these projections are inaccurate and if there is an unexpectedly large number of successful claims that result in liabilities in excess of our self-insured retention, our operating results could be negatively affected. Claims against us, regardless of their merit or eventual outcome, also could have a material adverse effect on our ability to attract residents or expand our business and could require our management to devote time to matters unrelated to the day-to-day operation of our business. We also have to renew our policies every year and negotiate acceptable terms for coverage, exposing us to the volatility of the insurance markets, including the possibility of rate increases. There can be no assurance that we will be able to obtain liability insurance in the future or, if available, that such coverage will be available on acceptable terms.

We face periodic and routine reviews, audits and investigations by government agencies, and any adverse findings could negatively impact our business, financial condition, results of operations and cash flow.

The senior living and healthcare industries are continuously subject to scrutiny by governmental regulators, which could result in reviews, audits, investigations, enforcement actions or litigation related to regulatory compliance matters. In addition, we are subject to various government reviews, audits and investigations to verify our compliance with Medicaid programs and other applicable laws and regulations. Medicaid has engaged a number of third-party firms, including Recovery Audit Contractors (RAC), Zone Program Integrity Contractors (ZPIC), and Unified Program Integrity Contractors (UPIC), to conduct extensive reviews of claims data to evaluate the appropriateness of billings submitted for payment. Audit contractors may identify overpayments based on coverage requirements, billing and coding rules or other risk areas. In addition to identifying overpayments, audit contractors can refer suspected violations of law to government enforcement authorities. An adverse determination of government reviews, audits and investigations may result in citations, sanctions and other criminal or civil fines and penalties, the refund of overpayments, payment suspensions, termination of participation in Medicare and Medicaid programs, and/or damage to the Company’s business reputation. Our costs to respond to and defend any such audits, reviews and investigations may be significant and are likely to increase in the current enforcement environment, and any resulting sanctions or criminal, civil or regulatory penalties could have a material adverse effect on our business, financial condition, results of operations and cash flow.

The cost and difficulty of complying with increasing and evolving regulation and enforcement could have an adverse effect on our business, results of operations and cash flow.

The regulatory environment surrounding the senior living industry continues to evolve and intensify in the amount and type of laws and regulations affecting it, many of which vary from state to state. In addition, many senior living communities are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities. In several of the states there are different levels of care that can be provided based on the level of licensure. In addition, in several of the states in which we operate or intend to operate, assisted living and memory care communities, home health and hospice agencies and/or skilled nursing facilities require a certificate of need before the community or agency can be opened or the services at an existing community can be expanded. These requirements, and the increased enforcement thereof, could affect our ability to expand into new markets, to expand our services and communities in existing markets and, if any of our presently licensed communities were to operate outside of its licensing authority, may subject us to penalties including closure of the community.

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Federal, state and local officials are increasingly focusing their efforts on enforcement of these laws and regulations. This is particularly true for large for-profit, multi-community providers like us. Future regulatory developments as well as mandatory increases in the scope and severity of deficiencies determined by survey or inspection officials could cause our operations to suffer. We are unable to predict the future course of federal, state and local legislation or regulation. If regulatory requirements increase, whether through enactment of new laws or regulations or changes in the enforcement of existing rules, our business, results of operations and cash flow could be adversely affected.

The intensified regulatory and enforcement environment impacts providers like us because of the increase in the number of inspections or surveys by governmental authorities and consequent citations for failure to comply with regulatory requirements. We also expend considerable resources to respond to federal and state investigations or other enforcement action. From time to time in the ordinary course of business, we receive deficiency reports from state and federal regulatory bodies resulting from such inspections or surveys. Although most inspection deficiencies are resolved through a plan of corrective action, the reviewing agency may have the authority to take further action against a licensed or certified facility, which could result in the imposition of fines, imposition of a provisional or conditional license, suspension or revocation of a license, suspension or denial of admissions, loss of certification as a provider under federal reimbursement programs or imposition of other sanctions, including criminal penalties. Furthermore, certain states may allow citations in one community to impact other communities in the state. Revocation of a license at a given community could therefore impact our ability to obtain new licenses or to renew existing licenses at other communities, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults. The failure to comply with applicable legal and regulatory requirements could result in a material adverse effect to our business as a whole.

There are various extremely complex federal and state laws governing a wide array of referral relationships and arrangements and prohibiting fraud by healthcare providers, including those in the senior living industry, and governmental agencies are devoting increasing attention and resources to such anti-fraud initiatives. Some examples are the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Balanced Budget Act of 1997, and the False Claims Act, which gives private individuals the ability to bring an action on behalf of the federal government. The violation of any of these laws or regulations may result in the imposition of fines or other penalties that could increase our costs and otherwise jeopardize our business. Under the Deficit Reduction Act of 2005, or DRA 2005, every entity that receives at least $5.0 million annually in Medicaid payments must have established written policies for all employees, contractors or agents, providing detailed information about false claims, false statements and whistleblower protections under certain federal laws, including the federal False Claims Act, and similar state laws. Failure to comply with this compliance requirement may potentially give rise to potential liability. DRA 2005 also creates an incentive for states to enact false claims laws that are comparable to the federal False Claims Act.

Additionally, since we provide services and operate communities that participate in federal and/or state healthcare reimbursement programs, we are subject to federal and state laws that prohibit anyone from presenting, or causing to be presented, claims for reimbursement which are false, fraudulent or are for items or services that were not provided as claimed. Similar state laws vary from state to state. Violation of any of these laws can result in loss of licensure, citations, sanctions and other criminal or civil fines and penalties, the refund of overpayments, payment suspensions, or termination of participation in Medicare and Medicaid programs, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults.

We are also subject to certain federal and state laws that regulate financial arrangements by healthcare providers, such as the Federal Anti-Kickback Law, the Stark laws and certain state referral laws. Authorities have interpreted the Federal Anti-Kickback Law very broadly to apply to many practices and relationships between healthcare providers and sources of patient referral. If we were to violate the Federal Anti-Kickback Law, we may face criminal penalties and civil sanctions, including fines and possible exclusion from government reimbursement programs, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults. Adverse consequences may also result if we violate federal Stark laws related to certain Medicare and Medicaid physician referrals. While we endeavor to comply with all laws that regulate the licensure and operation of our business, it is difficult to predict how our revenues could be affected if we were subject to an action alleging such violations.

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If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and participant satisfaction or adequately address competitive challenges.

We may experience, rapid growth and organizational change, which will place significant demands on our management and our operational and financial resources. Our organizational structure may become more complex as we expand our operational, financial and management controls, as well as our reporting systems and procedures as a public company. We may require significant capital expenditures and the allocation of valuable management resources to grow and evolve in these areas. We must effectively increase our headcount, ensure our personnel have the necessary licenses and competencies and continue to effectively train and manage our employees. We will be unable to manage our business effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. If we fail to effectively manage our anticipated growth and change or fail to ensure that the level of care and services provided by our employees complies with regulatory and contractual requirements, the quality of our services may suffer, which could negatively affect our brand and reputation, harm our ability to attract and retain participants and employees and lead to the need for corrective actions.

In addition, as we expand our business, it is important that we continue to maintain high levels of patient service and satisfaction. As our participant base continues to grow, we will need to expand our services and personnel to provide personalized participant care. If we are not able to continue to provide high quality healthcare that meets Medicaid requirements and generates high levels of participant satisfaction, our reputation, as well as our business, results of operations and financial condition would be adversely affected.

The adult daycare/healthcare industry is highly competitive.

We compete directly with national, regional and local providers of adult daycare and operators of healthcare facilities. We also compete directly with payors and other alternate managed care programs for participants. There are many other companies and individuals currently providing daycare and healthcare services, many of which have been in business longer and/or have substantially more resources than us. Given the regulatory environment, there may be high barriers to entry for Medicare providers; however, since there are relatively modest capital expenditures required for providing daycare and healthcare services, there are less substantial financial barriers to entry in the daycare and healthcare industry generally. Other companies could enter the daycare and healthcare industry in the future and divert some or all of our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of payors who run competitive programs in the local market, our local reputation for quality participant care, the commitment and expertise of our medical staff or contracted health care providers, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location and condition of our centers. If we are unable to attract participants to our centers our revenue and profitability will be adversely affected. Some of our competitors may have greater brand recognition and be more established in their respective communities than us, and they may have greater financial and other resources than we have. Further, our current or potential competitors may be acquired by third parties with greater available resources. Competing providers may also offer different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current participants, potential participants and referral sources. Furthermore, while we budget for routine capital expenditures at our centers to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future, our financial condition may be negatively affected. areas. As we expand into new geographies, we may encounter competitors with stronger local community relationships or brand recognition, which could give those competitors an advantage in attracting new participants. Individual physicians, physician groups and companies in other daycare and healthcare industry segments, some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position.

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Our presence is currently limited to Georgia and we may not be able to successfully establish a presence in new geographic markets.

We currently operate in Georgia. As a result, our exposure to many of the risks described herein are not mitigated by a diversification of geographic focus. To continue to expand our operations to other regions of the United States, we will have to devote resources to identifying and exploring such perceived opportunities. Thereafter, we will have to, among other things, recruit and retain qualified personnel, acquire necessary operational licenses and governmental approvals, develop new centers and establish new relationships or contracts with healthcare and service providers. In addition, we will be required to comply with laws and regulations of states that may differ from the ones in which we currently operate, and we could face competitors with greater knowledge of such local markets. We anticipate that further geographic expansion will require us to make a substantial investment of management time, capital and/or other resources. There can be no assurance that we will be able to continue to successfully expand our operations in any new geographic markets.

Our overall business results may suffer from an economic downturn.

During periods of high unemployment, including as a result of the COVID-19 pandemic, governmental entities often experience budget deficits as a result of increased costs and lower than expected tax collections. These budget deficits at federal, state and local government entities have decreased, and may continue to decrease, spending for health and human service programs, including Medicaid, and similar programs, which represent nearly all of the payor sources for our adult daycare centers.

We may be subject to legal proceedings, enforcement actions and litigation, malpractice and privacy disputes, which are costly to defend and could materially harm our business and results of operations.

We may be party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, requests for information, audits and investigations regarding care and services provided to participants, the False Claims Act (FCA), data privacy, security, labor and employment, consumer protection or intellectual property. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties, fines and sanctions. In the event of compliance issues, sanctions could include civil monetary penalties, corrective action plans, monitoring, contract termination or Medicaid agencies suspending or restricting enrollment with us, which could negatively impact our geographical expansion and revenue growth. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, regulatory inquiries, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.

The results of regulatory proceedings, investigations, inquiries, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our common stock.

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We also may be subject to lawsuits under the FCA and comparable state laws for submitting allegedly fraudulent, inadequately supported or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by government authorities as well as private party relators, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.

Furthermore, our business exposes us to potential medical malpractice, professional negligence or other related actions or claims that are inherent in the provision of healthcare services. The number of claims of this nature may increase on account of the impact of the COVID-19 pandemic. These claims, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain participants, any of which could have a material adverse effect on our business, financial condition and results of operations.

Although we maintain third-party professional liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any professional liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any professional liability claim brought against us, with or without merit, could result in an increase of our professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all. If our costs of insurance and claims increase, then our earnings could decline.

Our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our participants, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware or software failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain significant inaccuracies. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our participants and providers and hinder our ability to provide services, retain and attract participants, manage our participant risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate participant needs and expectations, enhance the participant experience, act as a differentiator in the market and protect against cybersecurity risks and threats. Our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver technology systems that support our business processes in a cost-efficient and resource-efficient manner, including through maintaining relationships with third-party providers of technology. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater participant engagement in health care require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. Our failure to effectively invest in and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

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A failure to accurately estimate incurred but not reported medical expenses or the risk scores of our participants could adversely affect our results of operations.

External provider costs include estimates of future medical claims that have been incurred by the participant but for which the provider has not yet billed. These claim estimates are made utilizing actuarial methods and are continually evaluated and adjusted by management, based upon our historical claims experience and other factors, including an independent assessment by a nationally recognized actuarial firm. Positive or negative adjustments, if necessary, are made when the assumptions used to determine our claims liability change and when actual claim costs are ultimately determined.

Due to certain uncertainties associated with the factors used in these estimates and changes in the patterns and rates of medical utilization, materially different amounts could be reported in our financial statements for a particular period under different conditions or using different, but still reasonable, assumptions. It is possible that our estimates of this type of claim may be excessive or inadequate in the future and we may be obligated to repay certain amounts to Medicaid. In such event, our results of operations could be adversely impacted. Further, the inability to estimate these claims accurately may also affect our ability to take timely corrective actions, further exacerbating the extent of any adverse effect on our results of operations.

In addition, our operational and financial results will experience some variability depending upon the time of year in which they are measured. For example, during the winter month participation of our clients typically declines due to illness or other personal reasons of our members.

State and federal efforts to reduce healthcare spending could adversely affect our financial condition and results of operations.

Most of our participants are qualified for coverage under Medicaid and nearly all our revenue is derived from government payors. Medicaid is a joint federal and state funded program for healthcare services for the low income as well as certain higher-income individuals who qualify for nursing home level of care. Under broad federal criteria, states establish rules for eligibility, services and payment. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. Due to budget constraints, including those resulting from the COVID-19 pandemic, we may experience negative Medicaid capitated rate payment pressure from the state of Georgia where we operate.

In addition, as part of past attempts to repeal, replace or modify the ACA and as a means to reduce the federal budget deficit, there have in recent years been congressional efforts to move Medicaid from an open-ended program with coverage and benefits set by the federal government to one in which states receive a fixed amount of federal funds, either through block grants or per capita caps, and have more flexibility to determine benefits, eligibility or provider payments. If those changes are implemented, we cannot predict whether the amount of fixed federal funding to the states will be based on current payment amounts, or if it will be based on lower payment amounts, which would negatively impact those states that expanded their Medicaid programs in response to the ACA. We expect state and federal efforts to reduce healthcare spending to continue for the foreseeable future.

Increased competition for, or a shortage of, personnel, and wage pressures resulting from increased competition, low unemployment levels, minimum wage increases, changes in overtime laws, and union activity may have an adverse effect on our business, results of operations and cash flow.

Our success depends on our ability to retain and attract qualified management and other personnel who are responsible for the day-to-day operations of each of our communities. Each community has an Executive Director responsible for the overall day-to-day operations of the community, including quality of care and service, social services and financial performance. Depending upon the size of the community, each Executive Director is supported by key leaders, a Health and Wellness Director (or nursing director) and/or a Sales Director. The Health and Wellness Director or nursing director is directly responsible for day-to-day care of residents. The Sales Director oversees the community’s sales, marketing and community outreach programs. Other key positions supporting each community may include individuals responsible for food service, healthcare services, activities, housekeeping, and maintenance.

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We compete with various healthcare service providers, other senior living providers and hospitality and food services companies in retaining and attracting qualified personnel. Increased competition for, or a shortage of, nurses, therapists or other personnel, low levels of unemployment, or general inflationary pressures have required and may require in the future that we enhance our pay and benefits package to compete effectively for such personnel. In addition, we have experienced and may continue to experience wage pressures due to minimum wage increases mandated by state and local laws and the proposed increase to the salary thresholds for overtime exemptions under the Fair Labor Standards Act, which the Department of Labor is currently contemplating. It is unclear what rule changes the Department of Labor will adopt. If such rule changes result in higher operating costs, we may not be able to offset the added costs resulting from competitive, inflationary or regulatory pressures by increasing the rates we charge to our residents or our service charges, which would negatively impact our results of operations and cash flow.

Turnover rates of our personnel and the magnitude of the shortage of nurses, therapists or other personnel varies substantially from market to market. If we fail to attract and retain qualified personnel, our ability to conduct our business operations effectively, our overall operating results and cash flow could be harmed.

In addition, efforts by labor unions to unionize any of our community personnel could divert management attention, lead to increases in our labor costs and/or reduce our flexibility with respect to certain workplace rules. If we experience an increase in organizing activity, if onerous collective bargaining agreement terms are imposed upon us, or if we otherwise experience an increase in our staffing and labor costs, our results of operations and cash flow would be negatively affected.

Significant changes in our personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

The transition of management or unexpected departure of our key officers could harm our business.

We are dependent on the efforts of our senior management, including Sameer Shah, our CEO, and Wooiyi Yin, our CFO. The transition of management, the unforeseen loss or limited availability of the services of any of our executive leaders, or our inability to recruit and retain qualified personnel in the future, could, at least temporarily, have an adverse effect on our business, results of operations and financial condition and be negatively perceived in the capital markets.

Competition for healthcare staff, and other personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.

Our operations are dependent on the efforts, abilities and experience of our daycare staff and other personnel. We compete with healthcare providers, primarily hospitals and other healthcare facilities, in attracting nurses and medical staff to support our centers, and recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our centers. In some markets, the lack of availability of clinical personnel, such as nurses and mental health professionals, has become a significant operating issue facing all healthcare providers, which situation has been further exacerbated by the COVID-19 pandemic. This shortage may require us to continue to enhance wages and benefits to recruit and retain qualified personnel or to contract for more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled workers in each of the markets in which we operate.

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Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

We are required to indemnify our directors and officers.

The Articles of Incorporation and Bylaws provide that we will indemnify its officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased transportation and supplier costs we incur. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

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Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

In December 2017, enacted legislation in the United States significantly revised the Internal Revenue Code. The enacted federal income tax law, among other things, contained significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21% beginning in 2018, limitation of the tax deduction for interest expense to 30% of adjusted earnings, limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions).

Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law remains uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge shareholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The healthcare and hospitality industries, and particularly those companies operating in the senior care space like us, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the impact on our business and financial condition is unknown at this time, we have been negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, such as travel restrictions, congregation limitations, and similar limitations affecting the supply of labor, demand for our facilities and services, and the movement of raw materials and finished products used in our business.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of third parties on which we rely.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Risks Related to Our Intellectual Property

If we fail to protect our trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights in connection with our software. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trade secrets in connection with our software and IT systems, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Failure to maintain the security and functionality of our information systems, or to prevent a cybersecurity attack or breach, could adversely affect our business, reputation and relationships with our residents, patients and employees and subject us to remediation costs, government inquiries and liabilities under data and consumer protection laws, any of which could materially and adversely impact our revenues, results of operations, cash flow and liquidity.

We are dependent on the proper function and availability of our information systems, including hardware, software, applications and electronic data storage, to store, process and transmit our business information, including proprietary business information and personally identifiable information of our residents, patients and employees. Though we have taken steps to protect the cybersecurity and physical security of our information systems, there can be no assurance that our security measures and disaster recovery plan will prevent damage to, or interruption or breach of, our information systems.

Because the techniques used to obtain unauthorized access to systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, components of our information systems that we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security or functionality of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud or other forms of deceiving our employees or contractors such as email phishing attacks. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our cybersecurity or to investigate and remediate any cybersecurity vulnerabilities, attacks or incidents.

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In addition, we rely on software support of third parties to secure and maintain our information systems. Our inability, or the inability of these third parties, to continue to maintain and upgrade our information systems could disrupt or reduce the efficiency of our operations. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of our operations.

Failure to maintain the security and functionality of our information systems, or to prevent a cybersecurity attack or other unauthorized access to our information systems, could expose us to a number of adverse consequences, many of which are not insurable, including: (i) interruptions to our business, (ii) the theft, destruction, loss, misappropriation, or release of sensitive information, including proprietary business information and personally identifiable information of our residents, patients and employees, (iii) significant remediation costs; (iv) negative publicity which could damage our reputation and our relationships with our residents, patients, employees and referral sources, (v) litigation and potential liability under privacy, security and consumer protection laws or other applicable laws, and (vi) government inquiries which may result in sanctions and other criminal or civil fines or penalties. Any of the foregoing could materially and adversely impact our revenues, results of operations, cash flow and liquidity.

Security breaches, loss of data and other disruptions have in the past and could in the future compromise sensitive information related to our business or our participants, or prevent us from accessing critical information and expose us to liability, and could adversely affect our business and our reputation.

In the ordinary course of our business, we create, receive, maintain, transmit, collect, store, use, disclose, share and process (collectively, “Process”) sensitive data, including protected health information (“PHI”) and other types of personal data or personally identifiable information (collectively, “PII” and, together with PHI, “PHI/PII”) relating to our employees, participants and others. We also Process and contract with third-party service providers to Process sensitive information, including PHI/PII, confidential information and other proprietary business information. We manage and maintain PHI/PII and other sensitive data and information using our on-premise systems, and we plan to implement cloud-based computing center systems in the future. Third-party service providers that serve our participants may Process PHI/PII data either in their own on-site systems, at managed or co-located data centers, or in the cloud.

We are highly dependent on information technology networks and systems, including the internet, to securely Process PHI/PII and other sensitive data and information. Security breaches of this infrastructure, whether ours or of our third-party service providers, including physical or electronic break-ins, computer viruses, ransomware, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, have occurred in the past, and have in the past and could in the future, create system disruptions, shutdowns or unauthorized access, acquisition, use, disclosure or modifications of such data or information, and could cause PHI/PII to be accessed, acquired, used, disclosed or modified without authorization, to be made publicly available, or to be further accessed, acquired, used or disclosed.

We use third-party service providers for important aspects of the Processing of employee and participant PHI/PII and other confidential and sensitive data and information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI/PII and other sensitive data and information that we and our service providers Process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We have implemented certain administrative, physical and technological safeguards to address these risks; however, such policies and procedures may not address certain HIPAA requirements or address situations that could lead to increased privacy or security risks, and agreements with contractors and other third-party service providers who handle this PHI/PII and other sensitive data and information for us. However, some PACE organizations that we have acquired in the past or may acquire in the future may not have implemented such agreements with their third-party service providers, which may expose us to legal claims or proceedings, liability, and penalties. The organizations that we have acquired, or may acquire, may not have in place all of the required agreements, and to the extent we terminate contracts with such third-party service providers, we may not be able to ensure that the relevant PHI/PII of our participants is maintained in compliance with HIPAA. The training that we provide to our workforce and measures taken to protect our systems, the systems of our contractors or third-party service providers, or more generally the PHI/PII or other sensitive data or information that we or our contractors or third-party service providers Process may not adequately protect us from the risks associated with Processing sensitive data and information. We may be required to expend significant capital and other resources to protect against security breaches, to safeguard the privacy, security, and confidentiality of PHI/PII and other sensitive data and information, to investigate, contain, remediate, and mitigate actual or potential security breaches, and/or to report security breaches to participants, employees, regulators, media, credit bureaus, and other third parties in accordance with applicable law and to offer complimentary credit monitoring, identity theft protection, and similar services to participants and/or employees where required by law or otherwise appropriate.

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Despite our implementation of security measures, cyber-attacks are becoming more sophisticated, and frequent, and we or our third-party service providers may be unable to anticipate these techniques or to implement adequate protective measures against them or to prevent additional attacks. Our information technology networks and systems used in our business, as well as those of our service providers, may experience an increase in attempted cyber-attacks, seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these attempts could substantially impact our platform, and the privacy, security, or confidentiality of the PHI/PII and other sensitive data and information contained therein or otherwise Processed in the ordinary course of our business operations, and could ultimately harm our reputation and our business. In addition, any actual or perceived security incident or breach may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities. We exercise limited control over our third-party service providers and, in the case of some third-party service providers, may not have evaluated the adequacy of their security measures, which increases our vulnerability to problems with services they provide.

A security breach, security incident, or privacy violation that leads to unauthorized use, disclosure, access, acquisition, loss or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, participant or employee information, including PHI/PII that we or our third-party service providers Process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for investigation, containment, remediation, mitigation, fines, penalties, settlements, notification to individuals, regulators, media, credit bureaus, and other third parties, complimentary credit monitoring, identity theft protection, training and similar services to participants and/or employees where required by law or otherwise appropriate, for measures intended to repair or replace systems or technology and to prevent future occurrences. We may also be subject to potential increases in insurance premiums, resulting in increased costs or loss of revenue.

If we or our third-party service providers are unable to prevent or mitigate security breaches, security incidents or privacy violations in the future, or if we or our third-party service providers are unable to implement satisfactory remedial measures with respect to known or future security incidents, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our systems, and we could suffer a loss of participants, loss of reputation, adverse impacts on participant and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and incidents and other compromise or inappropriate access to, or acquisition or processing of, PHI/PII or other sensitive data or information can be difficult to detect, and any delay in identifying such breaches or incidents or in providing timely notification of such incidents may lead to increased harm and increased penalties.

Any such security breach or incident or interruption of our systems or those of any of our third-party service providers could compromise our networks or data security processes, and PHI/PII or other sensitive data and information could be made inaccessible or could be compromised, used, accessed, or acquired by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, compromise, use, improper access, acquisition, disclosure or other loss of information could result in legal claims or proceedings and/or liability or penalties under laws and regulations that protect the privacy, confidentiality, or security of PHI/PII, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), other state PHI/PII privacy, security, or consumer protection laws, and state breach notification laws. Unauthorized access, loss or dissemination of PHI/PII could also disrupt our operations, including our ability to perform our services, access, collect, process, and prepare company financial information, provide information about our current and future services and engage in other participant and clinician education and outreach efforts.

Any such incident could also result in the compromise of our proprietary information, which could adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

The perception that we do not adequately protect the privacy of information of our participants could inhibit our growth and damage our reputation.

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We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patients at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim.

Risk Factors Related to Our Common Stock and This Offering

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the senior care industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

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Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

Our common stock is traded on the OTC Link ATS, which may have an unfavorable impact on our stock price and liquidity.

Our stock is traded on the OTC Link Alternative Trading System (ATS) operated by OTC Markets Group, Inc. The OTC Link ATS is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Link ATS. The OTC Link ATS is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC Link ATS, and we may never apply or qualify for future listing on Nasdaq or a senior market or national securities exchange.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

A small group of Company officers and directors hold a majority of the control of the Company.

As of May 10, 2021, the Company’s executive officers and directors beneficially owned approximately 86.6% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

The offering price of $[ ] per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If an established market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues. In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. Additionally, stocks traded on the OTC Link are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

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Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. We may then have to cease operations, and investors could then lose their entire investment.

Because the Selling Shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares.

Investors interested in purchasing our stock in the Primary Offering may purchase stock directly from the Selling Shareholders. Additionally, the Selling Shareholders may sell their shares at market prices or other prices lower than the Primary Offering price per share of $[ ] once the Company’s shares are quoted for trading on the over-the-counter markets. Therefore, the existence of the Selling Shareholders’ secondary offering makes it less likely that we will sell all of the shares available in the Primary Offering.

Purchasers of our stock will experience dilution.

At January 31, 2021, we had a net tangible book value of approximately $0.001 per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock (assuming a $0.75 per share public offering price, which is the midpoint of the price range set forth on the cover page of this prospectus) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.108 per share (assuming all 10,000,000 shares in the Primary Offering are sold at $0.75 per share, which is the midpoint of the price range set forth on the cover page of this prospectus). See the “Dilution” section below for a more detailed explanation.

THE OFFERING

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.0001, of the Company at a price of $0.75 per share (or the midpoint between the range of $0.50 and $1.00 per share) on a best efforts basis. This offering (the “Primary Offering”) terminates 24 months after commencement of this offering. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, Sameer Shah. There is no minimum amount of common shares required to be purchased, and the total proceeds received by the Company might not be enough to begin operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 1,100,000 shares being registered by twelve Selling Security Holders. These shares were issued to the Selling Security Holders as consideration for the Company’s acquisition of Prudent Senior Services of America, Inc, a Georgia corporation, in November of 2020. The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices (the “Secondary Offering”). The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders in the Secondary Offering. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $7,464,000, based on an assumed initial offering price of $0.75 per share, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting estimated offering expenses payable by us. We will not receive any proceeds from sales of our common stock by the Selling Security Holders.

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We anticipate that the net proceeds of $7,464,000 of the Offering will be used primarily to execute our business plan as follows: $6,000,000 for expansion of care centers (either through organic development or by acquisition of existing care centers, none of which acquisition candidates have yet been located), $100,000 for advertising and marketing costs, $600,000 for staffing and personnel costs, $299,000 for general working capital, $200,000 for medical supply inventory, and $200,000 for equipment purchases or leases including for vehicles to be used in our transportation operations. Additionally, proceeds will be used for IT system and software development, paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and success of its various operations. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and developing our information technology systems and software, purchasing medical supply inventory and equipment, and then increasing our staffing and expanding our care facilities. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$1,875,000	$3,750,000	$5,625,000	$7,500,000

Expected Offering Expenses	36,000	36,000	36,000	36,000

Net Proceeds	1,839,000	3,714,000	5,589,000	7,464,000

Public Company Costs	$50,000	$50,000	$50,000	$50,000

Inventory (Medical Supplies)	50,000	100,000	150,000	200,000

Equipment	50,000	100,000	150,000	200,000

IT System Development	15,000	15,000	15,000	15,000

Potential Development or Acquisition(s) of Additional Care Centers	1,400,000	3,000,000	4,500,000	6,000,000

Advertising and Marketing	25,000	50,000	75,000	100,000

Staffing	150,000	300,000	450,000	600,000

General Working Capital	99,000	99,000	199,000	299,000

Total	$1,839,000	3,714,000	5,589,000	7,464,000

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The Company anticipates that the estimated $7,500,000 gross proceeds from the offering would enable it to purchase medical supply inventory and equipment, expand existing operations, expand into additional care center locations, and fund its other capital needs for the next two fiscal years. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $1,000,000 in gross proceeds to implement its business plan and support its operations over the next twenty-four months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The shares for sale by the Company in the Primary Offering of 10,000,000 shares will be sold at estimated price between $0.50 and $1.00. In determining the public offering price of the Primary Offering shares, we considered several factors including:

•	Our start-up status;
•	Prevailing market conditions, including the history and prospects for the industry in which we compete;
•	Our future prospects; and
•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue, or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

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MARKET FOR OUR COMMON STOCK

Market Information

While there is no established public trading market for our common stock, our common stock is quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., at the “Pink” level under the symbol “LTCO”.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

We had 30 shareholders of record of our common stock as of May 10, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a net tangible book value as of January 31, 2021, of approximately $0.001 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

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Most of the Company’s current shareholders acquired shares at a cost substantially less than $0.50 per share, whereas outside investors purchasing shares in the offering will pay a price of $[ ] per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.108 per share, assuming all 10,000,000 shares being offered by the Company are sold at $0.75 per share, which the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering, and assuming the shares are sold at $0.75 per share, which the midpoint of the price range set forth on the cover page of this prospectus:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$0.75	0.75	0.75	0.75
Net tangible book value per share before offering	$0.001	0.001	0.001	0.001
Increase per share attributable to investors	$0.107	0.083	0.057	0.030
Pro forma net tangible book value per share after offering	$0.108	0.085	0.059	0.031
Dilution per share to investors	$0.642	0.665	0.691	0.719

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of May 10, 2021, by the selling security holders identified below (the “Selling Security Holders”) prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering pursuant to this prospectus and the number of shares which each Selling Security Holder would own beneficially if all offered shares under this prospectus are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Of the Company’s 59,567,431 shares outstanding prior to the offerings, 52,350,000 shares were originally issued to the twelve Selling Security Holders as consideration for the Company’s acquisition of Prudent Senior Services of America, Inc, a Georgia corporation, in November of 2020.

The percentages below are calculated based on 59,567,431 shares of our common stock issued and outstanding as of May 10, 2021, and an additional 10,000,000 shares being issued in the Primary Offering.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by the Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Outstanding Shares After the Offerings
PBDI Trust (1)	23,800,000	100,000	23,700,000	34.1%
A Happy Mutiara Trust (2)	12,900,000	50,000	12,850,000	18.5%
W Happy Mutiara Trust (2)	12,900,000	50,000	12,850,000	18.5%
Zhengmao Yeh	2,900,000	100,000	2,800,000	4.0%
Fang Hu	500,000	100,000	400,000	0.6%
Difei Li	200,000	100,000	100,000	0%
Sormit Yin	200,000	100,000	100,000	0%
Yvonne Tan	200,000	100,000	100,000	0%
Ivy Tyroko	100,000	100,000	0	0%
Wooitak Tan	100,000	100,000	0	0%
Andrew Yin	250,000	100,000	150,000	0%
Henry Yin	300,000	100,000	200,000	0%

Total	54,350,000	1,100,000	53,250,000	76.5%

(1)

Sam Shah, our CEO, President and Chairman of the Board of Directors, is deemed to be the beneficial owner of the shares held in the name of the PBDI Trust. Mr. Shah also owns 2,000,000 additional shares held in his individual name.

(2)	Wooiyi Yin, our CFO, Treasurer and member of the Board of Directors, is deemed to be the beneficial owner of the shares held in the name of the A Happy Mutiara Trust and the W Happy Mutiara Trust.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Corporate Background

Long Term Care Operations 360, Inc., formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company abandoned its prior operations in China and was inactive from March of 2019, to March of 2020, when the District Court for Clark County, Nevada, appointed a custodian for the Company.

On September 21, 2020, a change of control occurred and new officers and directors of the Company were appointed, and on November 24, 2020, the Company acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, Inc, a Georgia corporation (the “Seller”), including each of its five subsidiaries, Prudent Senior Services of Georgia, Inc, a Georgia corporation (“Prudent Senior Services of Georgia”); Nemicare, Inc, a Georgia corporation (“Nemicare”); Golden Sun NEMT, LLC, a Georgia limited liability company (“Golden Sun NEMT”); Golden Sun Health Services, Corp, a Georgia corporation (“Golden Sun Health”); and AHSTY NEMT Inc, a Georgia corporation (“AHSTY NEMT”). In consideration of the Acquisition, the Company issued 52,350,000 shares of Company common stock to the Seller’s shareholders, and after the Acquisition, the Company had outstanding approximately 59,567,397 shares of Company common stock and is now focused on providing services in the adult care industry.

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Operational Overview

The Company is engaged in providing adult care services in a facility setting, skilled and unskilled nursing services in a home health setting, providing non-emergency medical and adult care transportation services, and providing technology solutions to senior care facilities through its various operational subsidiaries.

The Company’s operations are conducted through its subsidiaries: Prudent Senior Services of Georgia, which is the entity licensed with the State of Georgia to operate adult day health facilities, and which operates the current adult day health center; Nemicare, which holds and sells software platform to senior care services providers; Golden Sun Health, which provides skilled and unskilled nursing services; and Golden Sun NEMT and AHSTY NEMT, which provide transportation services in connection with adult care and senior needs. The below organization chart depicts our operations followed by a description below of our various divisions:

Prudent Senior Services of Georgia

Prudent Senior Services of Georgia is our license authority, which holds the state license in Georgia that allows the Company to operate adult day health centers in the state. The license is subject to meeting state compliance regulations and requirements. The State of Georgia, Department of Community Health, conducts an unannounced visit to each center once a year to make sure we are in compliance. The current adult day health center provides senior care services from 8 am to 4 pm, Monday through Saturday. During that time, adults are provided nutritious meals and snacks, along with age-appropriate structured weekly lesson plans and age-appropriate activities. Our adult day health center’s objective and mission is to provide a program of social, recreational, and health activities and services in a group setting that promotes good health, healthy relationships and contentment.

Nemicare

Nemicare’s software platform brings together existing electronic information from siloed applications into a web-based application. The data is then presented in a way that clinicians can view and access information by streamlining their everyday processes. Nemicare’s software, together with existing data and content, automates the scanning of paper and provides an electronic platform for the end user to complete future documentation and content with automation of workflow communication and information. The platform is both interoperable, extendable and designed to work with Microsoft Azure cloud technologies. This platform provides customers with a fast, flexible platform that is responsive to changing business dynamics.

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Golden Sun Health

Golden Sun Health is our home health services division that serves clients by providing the services of trained professional nurses, nurse’s aides, medication management counselors, home health caregivers and home caregivers based on the needs of the client.

These are the home health care services that Golden Sun Health Services currently provides:

•	Skilled and Unskilled Nursing
•	Nursing Aide
•	Home Medication Management
•	Personal Assistance Services

Golden Sun NEMT & AHSTY NEMT

Golden Sun NEMT & AHSTY NEMT are standard and certified healthcare service providers with a niche centered around providing non-emergency transportation currently based in Atlanta, Georgia, with a goal to expand into other cities located in or near the Atlanta metro area, like Chamblee, Norcross, and Duluth and all the way to Savannah.

Golden Sun NEMT provides highly essential non-emergency medical transportation services for disadvantaged Medicaid recipients, for the elderly, for those who have disabilities or the other transportation issues, including those with low incomes who have no viable form of transportation to access healthcare services when the need arises.

Employees

As of April 30, 2021, the Company had approximately 25 fulltime employees and 50 parttime employees.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

Results of Operations for the Year Ended October 31, 2020, Compared to the Year Ended October 31, 2019

During the fiscal years ending October 31, 2020 and 2019, the Company was inactive, and subsequent to the 2020 fiscal year end (in November 2020), the Company acquired all of the assets of Prudent Senior Services of America, Inc, a Georgia corporation (“PSS”), including each of its five subsidiaries described elsewhere herein. As a result of its inactivity, the Company generated no revenue during the fiscal years ending October 31, 2020 and 2019, had minimal expenses associated with being a public company during those years ($13,749 during the fiscal year ending October 31, 2020, and $109,579 during the fiscal year ending October 31, 2019), and had no assets.

During the fiscal years ending October 31, 2020 and 2019, PSS (and its consolidated subsidiaries) generated total revenues of $2,122,525 and $1,793,951, respectively, consisting of (i) capitation services income of $1,761,495 and $1,251,698; (ii) product sales income of $91,478 and $170,609; (iii) transportation income of $177,072 and $371,644; and (iv) management fee income of $92,480 and $0. Capitation services income increased in the fiscal year ending October 31, 2020, as compared to the fiscal year ending October 31, 2019, primarily as a result of adding tele-health services during Covid-19 related shutdowns in the fiscal year ending October 31, 2020, as compared to the prior fiscal year. Product sales income decreased in the fiscal year ending October 31, 2020, as compared to the fiscal year ending October 31, 2019, primarily as a result of the Company focusing on its efforts to complete the merger and become a public entity in the fiscal year ending October 31, 2020, as compared to the prior fiscal year. Transportation income decreased in the fiscal year ending October 31, 2020, as compared to the fiscal year ending October 31, 2019, primarily as a result of Covid-19 and the shutdown of operations at the day centers in the fiscal year ending October 31, 2020, as compared to the prior fiscal year. Rental income was generated in the 2020 fiscal year but not in the 2019 fiscal year because of a newly signed lease agreement to rent out the building acquired in the 2020 fiscal year. Management fee income was generated in the 2020 fiscal year but not in the 2019 fiscal year because the Company began to develop its planned operations of helping manage the other adult day centers.

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PSS’s cost of services was $323,845 in the fiscal year ending October 31, 2019, but declined to $264,985 in the fiscal year ending October 31, 2020. As a result, PSS had gross profit of $1,857,540 in the most recent fiscal year ending October 31, 2020, as compared to gross profit of $1,470,106 in the fiscal year ending October 31, 2019.

PSS’s sales and marketing expenses and depreciation expenses increased in the most recent fiscal year, from $3,947 and $72,262, respectively, during the prior 2019 fiscal year, to $18,787 and $92,771, respectively, in the fiscal year ending October 31, 2020, primarily as a result of expanding operations in the most recent fiscal year, increased marketing efforts of its day centers and Acquiring more transportation vehicles and its building.  Similarly, PSS’s general and administrative expenses increased to $2,181,142 in the fiscal year ending October 31, 2020, as compared to general and administrative expenses of $1,400,671 in the fiscal year ending October 31, 2019, primarily as a result of increased rent and payroll related expenses.  As a result of these operational expense increases, PSS’s operating loss for the most recent fiscal year ending October 31, 2020, was $435,160, as compared to an operating loss of $6,774 during the fiscal year ending October 31, 2019.

PSS’s total other expense increased from $31,519 in the fiscal year ending October 31, 2019, to $33,283 in the fiscal year ending October 31, 2020, primarily as a result of an increase of interest expense from $31,519 in the prior fiscal year to $33,387 in the fiscal year ending October 31, 2020.

PSS’s net loss increased from $38,293 in the fiscal year ending October 31, 2019, to $468,443 in the fiscal year ending October 31, 2020, primarily as a result of the increase in operating expenses in the October 31, 2020, fiscal year described above, partially offset by an increase in revenues and decrease in cost of services.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

Results of Operations for the Three Months Ending January 31, 2021, compared to the Three Months Ending January 31, 2020

On or about November 24, 2020, in connection with the acquisition of all of PSS’s assets by the Company, including PSS five operational subsidiaries, the Company issued 52,350,000 shares of Company common stock to PSS’s twelve shareholders. Since the Company and PSS were entities under common control prior to the acquisition, the transaction is accounted for as a restructuring transaction. The financial statements of the Company after completion of the transaction include the combined assets and liabilities of the Company and PSS, the historical operations of PSS, and the operations of both companies from and after November 24, 2020.

During the three months ending January 31, 2021 and 2020, the Company generated total revenues of $711,938 and $427,348, respectively, consisting of (i) capitation services income of $703,938 and $302,589; (ii) product sales income of $8,000 and $23,480; (iii) transportation income of $0 and $101,279. Capitation services income increased in the three months ending January 31, 2021, as compared to the three months ending January 31, 2020, primarily as a result of an increase in operations and day center participants in the three months ending January 31, 2021, as compared to the corresponding period in the prior fiscal year. Product sales income decreased in the three months ending January 31, 2021, as compared to the three months ending January 31, 2020, primarily as a result of management focusing on the merger and becoming a public reporting entity in the three months ending January 31, 2021, as compared to the corresponding period in the prior fiscal year. Transportation income decreased in the three months ending January 31, 2021, as compared to the three months ending January 31, 2020, primarily as a result of Covid-19 and the results of the day centers being closed in the three months ending January 31, 2021, as compared to the corresponding period in the prior fiscal year. Rental income was generated in the three months ending January 31, 2021, but not in the corresponding period in the prior fiscal year because of new rental lease agreements.

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The Company’s cost of services increased from $20,866 in the three months ending January 31, 2020, to $44,378 in the three months ending January 31, 2021, as a result of increased adult care business in the three months ending January 31, 2021, as compared to the corresponding period in the prior fiscal year. The Company had gross profit of $667,560 in the three months ending January 31, 2021, as compared to gross profit of $406,482 in the three months ending January 31, 2020.

The Company’s sales and marketing expenses and depreciation expenses increased to $17,242 and $29,349, respectively, in the three months ending January 31, 2021, as compared to $2,023 and $21,135 in the three months ending January 31, 2020, primarily as a result of increased marketing efforts due to Covid-19 restrictions and the increased number of transportation vehicles. Similarly, the Company’s general and administrative expenses increased to $597,453 in the three months ending January 31, 2021, as compared to $448,865 in the three months ending January 31, 2020, primarily as a result of increased rent and payroll related expenses. As a result of these increases, the Company’s total operating expenses increased to $644,044 in the three months ending January 31, 2021, as compared to $472,023 in the three months ending January 31, 2020. The Company’s operating income for the three months ending January 31, 2021 was $23,516, as compared to an operating loss of $65,541 during the three months ending January 31, 2020.

The Company’s total other income increased to $10,057 during the three months ending January 31, 2021, as compared to total other expense of $6,697 during three months ending January 31, 2020, primarily as a result of receipt of Paycheck Protection Program loan forgiveness of $16,165 during the most fiscal quarter.

The Company’s net income increased to $33,573 in the three months ending January 31, 2021, from a net loss of $72,238 in the three months ending January 31, 2020, primarily as a result of the increase in revenues during the most recent fiscal quarter only partially offset by operating expense increases.

Liquidity and Capital Resources

The Company had net cash provided by operating activities of $34,249 for the three months ending January 31, 2021, compared to cash used of $72,149 for the three months ending January 31, 2020. The decrease in cash used in operating activities for the three months ending January 31, 2021, is primarily attributable to the forgiveness of a loan and the increase in accounts payable and accrued liabilities as well as the change between net income and net loss between the two fiscal years.

We had cash used in investing activities of $2,390 for the three months ending January 31, 2021, and $0 for the three months ending January 31, 2020.

We had cash provided by financing activities of $56,807 for the three months ending January 31, 2021, compared to cash provided by financing activities of $273,089 for the same period in 2019. This increase in cash is primarily attributable to advances from related parties, which was $292,390 during the three months ending January 31, 2020, but only $12,293 during the three months ending January 31, 2021.

As of January 31, 2021, the Company had cash and cash equivalents of $267,694.

Through January 31, 2021, the Company has primarily been funded by a related party, Circle of Love, as well as bank notes for fixed asset purchases and CARES Act and Paycheck Protection Program related loans.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

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Going Concern

The consolidated financial statements included with this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had a working capital deficit of $84,946 at January 31, 2021, and had net income of $33,573 for the three months ended January 31, 2021, which raises substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of the financial statements.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

DESCRIPTION OF BUSINESS

Long Term Care Operations 360, Inc., formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company abandoned its prior operations in China, and on November 24, 2020, the Company acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, Inc, a Georgia corporation, including each of its five subsidiaries: Prudent Senior Services of Georgia, Inc, a Georgia corporation; Nemicare, Inc, a Georgia corporation; Golden Sun NEMT, LLC, a Georgia limited liability company; Golden Sun Health Services, Corp, a Georgia corporation; and AHSTY NEMT Inc, a Georgia corporation.

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The Company’s operations are conducted through its subsidiaries: Prudent Senior Services of Georgia, which is the entity licensed with the State of Georgia to operate adult day health facilities, and which operates the current adult day health center; Nemicare, which holds and sells software platform to senior care services providers; Golden Sun Health, which provides skilled and unskilled nursing services; and Golden Sun NEMT and AHSTY NEMT, which provide transportation services in connection with adult care and senior needs. The below organization chart depicts our operations followed by a description below of our various divisions:

Prudent Senior Services of Georgia

Prudent Senior Services of Georgia is our license authority, which holds the state license in Georgia that allows the Company to operate adult day health centers in the state. The license is subject to meeting state compliance regulations and requirements. The State of Georgia, Department of Community Health, conducts an unannounced visit to each center once a year to make sure we are in compliance. The current adult day health center provides senior care services from 8 am to 4 pm, Monday through Saturday. During that time adults are provided nutritious meals and snacks, along with age-appropriate structured weekly lesson plans and age-appropriate activities. Our adult day health center’s objective and mission is to provide a program of social, recreational, and health activities and services in a group setting that promotes good health, healthy relationships and contentment.

Prudent Senior Services of Georgia currently has one operating adult day health center located at 5522 New Peachtree Road, #129, Atlanta, Georgia, 30341, which location serves over 100 Medicaid members. The Company is also in the process of adding one more center by December 2021, located at 4845 Jimmy Carter Blvd., Norcross, Georgia, 30093.

Nemicare

Nemicare’s software platform brings together existing electronic information from siloed applications into a web-based application. The data is then presented in a way that clinicians can view and access information by streamlining their everyday processes. Nemicare’s software, together with existing data and content, automates the scanning of paper and provides an electronic platform for the end user to complete future documentation and content with automation of workflow communication and information. The platform is both interoperable, extendable and designed to work with Microsoft Azure cloud technologies. This platform provides customers with a fast, flexible platform that is responsive to changing business dynamics.

Nemicare is currently licensed to all Company operational subsidiaries as well as to other adult care providers.

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Nemicare is a cloud-based care coordination software platform built specifically to deliver patient-centered care across the entire care continuum – from the Adult Day Health, to the Respite Care, and to the clients at home in the community. It provides “one patient - one view” visibility delivering data and content across multiple models of care, resulting in a comprehensive electronic medical record that enables healthcare professionals to make better clinical, operational and financial decisions, all in one easy-to-use web and mobile user experience.

Golden Sun Health

Golden Sun Health Services is a standard and certified healthcare service provider. Golden Sun Health is our home health services division that serves clients by providing the services of trained professional nurses, nurse’s aides, medication management counselors, home health caregivers and home caregivers based on the needs of the client.

These are the home health care services that Golden Sun Health Services currently provides:

•	Skilled and Unskilled Nursing
•	Nursing Aide
•	Home Medication Management
•	Personal Assistance Services

Golden Sun Health is serving 125+ Medicaid members in the metro Atlanta counties.

Golden Sun Health offers health care services such as preventive, curative, promotional, rehabilitative, or palliative healthcare / medical services in a systematic way to individuals, families or communities.

Our staff is well trained and equipped to service the market segments that require only home-based services. We are in the home healthcare services business to deliver excellent healthcare services to all those who patronize our services. We also ensure that in the line of carrying out our duties to our clients, we comply with the laws and health regulations in Georgia and the United States. Our employees are well trained and qualified to provide a wide range of home health care services.

Golden Sun Health operates 7 am to 7 pm, Monday to Sunday, seven days a week; our office facility is open around the clock to attend to clients. We have a standard medical call center that is manned by trained health workers. Our work force is well trained to operate within the framework of our organization’s corporate culture and also to meet the needs of all our customers. Golden Sun Health’s goal is to ensure that all its clients are are given first class treatment whenever they visit the Company’s facility.

Golden Sun Health uses the Company’s Nemicare software to enables us to manage a one-on-one relationship with our customers no matter how large the number of our customer base grows.

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Golden Sun NEMT & AHSTY NEMT

Golden Sun NEMT & AHSTY NEMT are standard and certified healthcare service providers with a niche centered around providing non-emergency transportation based in Atlanta, Georgia, with a goal to expand into other cities in or near the Atlanta metro, like Chamblee, Norcross, and Duluth, and all the way to Savannah.

Golden Sun NEMT provides highly essential non-emergency medical transportation services for disadvantaged Medicaid recipients, for the elderly, for those who have disabilities or the other transportation issues, including those with low incomes who have no viable form of transportation to access healthcare services when the need arises.

Golden Sun NEMT & AHSTY NEMT currently has 12+ full size vans and 4 mini vans to handle transportation needs in metro Atlanta area. We are currently focused on serving Prudent Senior Services of Georgia and Golden Sun Health Medicaid members only at this time. We plan on expanding our services to other senior facilities and Medicaid members in the near future. We also have 15+ certified NEMT drivers to manage our daily operations.

Golden Sun NEMT & AHSTY NEMT similarly use the Company’s Nemicare software platform to help us to offer optimal scheduling, booking, dispatch and billing services.

Marketing and Distribution

Our marketing is currently made in coordination with State Medicare providers. We currently market mostly to Medicare clients, and focus very little on private pay clients.

Our market strategy addresses a stratified marketplace. It is estimated there are currently 5,000+ adult day care centers in the United States. A vast majority of those 90%+ are owned by small independent business owners. We believe our software substantially increases our margins and allows us to get reimbursed from state and federal authorities much more quickly than the manual methods incorporated by many other individual businesses and proprietorships operating adult care facilities. Our operational procedures ensure compliance and complements our software ensuring compliance with state and federal requirements. In addition, our software can be licensed as an individual unit and licensed outside of our organization as we choose. Operational and software solutions can be extended to other entrepreneurs operating in the space via a management agreement, allowing us to grow our revenue opportunities without significantly increasing capital distribution. We believe barriers to entry for new businesses in the adult care space are high, and business owners need previous experience to enter. We also believe it is capital extensive typically requiring significant dollar investments up front, and 2-5 years of necessary experience requirements before a startup care facility can receive its necessary operational licenses.

Industry Overview

Healthcare spending in the United States has grown at approximately 5% per year from 2013 to 2018, and in 2018 represented $3.6 trillion of annual spend, or 17.7% of U.S. GDP. The overall growth rate of healthcare spending is expected to accelerate due to the aging population. Furthermore, the government’s share of total healthcare spend through programs such as Medicare and Medicaid is expected to grow from approximately 37% today to more than 40% as early as 2025, indicating faster growth in government-sponsored healthcare than the overall market. There are 6000 senior daycare center across the United States. The industry market size is approximately $6.4 billion and expected to rise 25% over the next five years. Each senior daycare center has an average of 60 participants with daily participants of 351,900 using senior daycare services.

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Our Growth Strategy

Increase participant enrollment and capacity within existing centers

Our sales and marketing teams intend to leverage our value proposition and strong participant satisfaction to promote our brand and attract new participants to our centers. The size of our centers depends on the size of the addressable population within each service area. We first determine whether we can fill a center’s expected participant census, then, as a center reaches its initial capacity, we plan to increase its size through pre-planned facility expansions. Once we have reached planned capacity, we intend to expand to other locations.

Build new daycare centers or lease existing market space

We plan to build new centers or lease from existing market space to enter new markets for our daycare centers into adjacent or new geographies. We are currently targeting an expansion to a new facility in Norcross, Georgia, by the end of calendar 2021.

The placement of our centers in attractive locations is critical to our success. We regularly conduct zip code level analyses and convene small focus groups with potential participants and caregivers to identify service areas with attractive concentrations of seniors eligible for our daycare services and select optimal sites for our centers. We prioritize service areas with populations that include more than 4,000 potential participants within a 60-minute drive of a center. Our approach to building new daycare centers or leasing space in favorable market areas is based on our experience-based specifications, with flexibility for future center expansion factored into the blueprints where possible.

Potential acquisitions

We believe we are the logical acquiror in a fragmented market made up of mostly small independent local operators. We are looking for potential acquisitions in new geographic markets along with existing markets that meet certain criteria. We maintain discipline in our approach in regards to purchase price for acquisitions. We consider many factors in determining the purchase price that include potential market expansion, healthcare employee base, demographics of our target market of seniors, daycare demand both future and present is also considered along with other factors before a decision is made to acquire a potential acquisition target. We work closely with key constituencies, including local governments, health systems and senior housing providers, to ensure participants continue to receive the high quality care we demand in our operations and that potential acquisition targets can achieve our important quality standards.

Reinvest in our technology

We are continuing to examine ways to improve and enhance our Nemicare software platform to improve efficiencies in our operations. Further, we are evaluating new medical device technology to use at our centers to help with our clients who are experiencing chronic pain without the use of medications. We believe placing new technologies at our centers to further meet the needs of our clients will help us to stand out in the daycare market and attract further participants to our centers. As we continue to evaluate new ways of bringing new technologies and efficiencies to our operations, we believe we will be able to attract new participants and potentially reduce medical costs.

Intellectual Property

We own the following intellectual property: the Long Term Care Operations 360® trademark and our software platform.

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Seasonality

Our business experiences some variability depending upon the time of year. Medical costs will vary seasonally depending on a number of factors, but most significantly the weather. Certain illnesses, such as the influenza virus, are far more prevalent during colder months of the year, which typically results in an increase in medical expenses during these time periods. We therefore expect to see higher levels of per-participant medical costs in our fiscal second and third quarters (running from November through April). Medical costs also depend upon the number of business days in a period, and shorter periods will generally have lower medical costs. Business days can also create year-over-year comparability issues if a period in one year has a different number of business days compared to the same period in another. We also expect medical costs to be impacted by pandemics, such as the current COVID-19 pandemic, which likely will result in increased total medical costs which depend upon the severity of the infection, the duration of the infection and the availability of healthcare services for our participants.

Government Regulation

We are subject to regulations by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

DESCRIPTION OF PROPERTY

The Company’s subsidiaries lease their operation centers and administrative offices under three different leases. Prudent Senior Services of Georgia, Inc. manages its operations from approximately 13,000 square feet of leased space located at 5522 New Peachtree Road in Atlanta, Georgia (where the company’s current adult day center is co-located), and it also leases 6,000 square foot of space at the St. John Baptist Church campus at 2415 East DeRenne Avenue in Savannah, Georgia. All Company operations, except for Golden Sun Health’s, are managed from this Atlanta location. Golden Sun Health manages its operations from approximately 2,000 square feet of leased space located in an office building at 3069 Amwiler Road in Peachtree Corners, Georgia.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

The following sets forth information about our directors and executive officers as of the date of this Memorandum:

Name	Age	Position
Sameer Shah	45	Chief Executive Officer, President and Chairman of the Board of Directors
Wooiyi Yin	61	Chief Financial Officer, Treasurer and Director

Sameer (Sam) Shah has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of the Company since September 21, 2020, and he has been the President and member of the Board of Directors of PSS since April 2019. Prior to founding PSS, Sam served as the Chief Executive Officer of Nemicare. With extensive knowledge of the technology industry and healthcare operations, Sam saw an opportunity to create a web-based application that delivers data and content across multiple long-term care models. Mr. Shah also served as Chief Executive Officer of SAI Care corporation, a long-term healthcare facility from October 2016 to March 2019. Sam has also served in various executive positions within public and private sectors for companies such as IBM, AIG, SAS, Change Desk and Snaptym from 1998 to 2016. Driven by the positive feedback of families directly affected by his work in the senior care industry, Sam is determined to continue searching for innovative ways to merge technology and healthcare operations to create an ecosystem that reduces healthcare costs while improving quality of care. Sam holds an Executive MBA degree from Georgia State University.

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Wooiyi (Wei) Yin has served as our Chief Financial Officer, Treasurer and as a member of the Board of Directors of the Company since September 21, 2020, and Mrs. Yin is currently the director of Prudent Senior Services of Georgia, Inc.’s New Peachtree location—an Adult Day Health center which provides a daily get-away for seniors to thrive and have meaningful exchanges among their peers. Mrs. Yin not only helped to start this organization, as well as our transportation subsidiaries, and is actively involved in civic engagement for the Pan Asian community in Atlanta. Mrs. Yin’s organizational development skills are well known across non-profit sectors as well as local businesses. She is able to leverage her significant regulatory experience as compliance adviser to various healthcare agencies, from software platform to other facilities. Currently, Wooiyi plans to expand her creative service vision in developing senior service sectors that can benefit other communities like she has impacted her own. Mrs. Yin holds a BA in Mathematics from Agnes Scott College and a MA in Mathematics / Computer Science from Emory University

Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

The Company believes that its directors are qualified to serve as directors due to their experience in the capital markets and senior assisted living industries, and their general business knowledge.

The Company does not have an independent director, as that term is defined in Section 803 of the NYSE Company Guide. The Company does not have a financial expert.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditor

Our independent registered public accounting firm is:

Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC)

North 1438 U.S. 89 Alternate

Suite #120

Farmington, UT 84025

Phone: (801) 447-9572

Code of Ethics

The Company currently does not have a Code of Ethics.

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Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

EXECUTIVE COMPENSATION

Compensation of Executives

The following table summarizes the compensation earned by the Company’s principal executive officers during the two years ended October 31, 2020 and 2019.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

Sam Shah	2020	$-	$-	$-	$-	$-	$-
CEO & President	2019	$-	$-	$-	$-	$-	$-

Wooiyi Yin	2020	$-	$-	$-	$-	$-	$-
CFO and Treasurer	2019	$-	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.

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The Company did not compensate Mr. Shah or Mrs. Yin during the fiscal years ending October 31, 2020, and October 31, 2019. However, the operational subsidiaries of Prudent Senior Services of America, Inc, which were acquired by the Company in November of 2020, (i) paid both Mr. Shah and Mrs. Yin salary of $139,000 and $150,000 during the fiscal years ending October 31, 2019 and 2020; and (ii) reimbursed both Mr. Shah and Mrs. Yin $1,200 for gym memberships during the fiscal year ending October 31, 2020.

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings, since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation Committee Interlocks and Insider Participation. During the year ended October 31, 2020, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Director Compensation Table

	Fiscal	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	Year	(1)	(3)	(4)	(5)	($)

Sam Shah	2020	$-	$-	$-	$-	$-
Chief Executive Officer & Director	2019	$-	$-	$-	$-	$-

Wooiyi Yin	2020	$-	$-	$-	$
Secretary and Director	2019	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.

Mr. Shah, and Ms. Yin were not compensated for their services as directors of the Company.

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Employment Contracts, Termination of Employment, Change-in-Control Arrangements

On February 1, 2021, the Company entered into employment agreements with Mr. Shah and Mrs. Yin for their employment as executive officers of the Company. Pursuant to both of those employment agreements, the Company agreed to compensate each of them in the amount $20,834 a month, $12,500 of which would be paid in cash, and the balance of which would be accrued, with an initial term through June 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 10, 2021, the number of shares of voting capital stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding class of stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 59,567,431 shares of our common stock issued and outstanding as of May 10, 2021. We do not have any other outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days. Unless otherwise indicated, the address of each person listed below is care of Long Term Care Operations 360, Inc., 5522 New Peachtree Rd., Suite 122, Chamblee, Georgia, 30341.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Sameer Shah (1)	Common Stock	25,800,000	(2)	43.3%
Wooiyi Yin (3)	Common Stock	25,800,000	(4)	43.3%
All Officers and Directors as a Group	Common Stock	51,600,000		86.6%

(1) Chief Executive Officer and Director.

(2) Includes 2,000,000 shares held in Mr. Shah’s name, and 23,800,000 shares held in the name of Mr. Shah’s trust, the PBDI Trust. Mr. Shah has voting power over shares held in the name of the trust and is therefore deemed to be the beneficial owner of shares held in the name of the trust.

(3) Chief Financial Officer and Director.

(4) Includes 12,900,000 shares held in the name of Mrs. Yin’s trust, the W Happy Mutiara Trust; and 12,900,000 shares held in the name of the trust of Mrs. Yin’s late husband, Alfred Yin (in the name of the A Happy Mutiara Trust). Mrs. Yin has voting power over shares held in the name of both trusts and is therefore deemed to be the beneficial owner of shares held in the name of the trusts.

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PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Sameer Shah, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Shah will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Shah intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates and contacts of Mr. Shah.

Mr. Shah will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Shah will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither Mr. Shah, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. McGuire, and the funds deposited into an account labeled: Long Term Care Operations 360, Inc. within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Long Term Care Operations 360, Inc.
________________________

________________________

________________________

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The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $0.75 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 33.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

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Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended October 31, 2020, a related not-for-profit entity, Circle of Love (related by virtue of having the same directors and management) advanced the Company $68,814. During the three months ended January 31, 2021, a related not-for-profit entity, Circle of Love (related by virtue of having the same directors and management) advanced the Company $12,293.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 59,567,431 shares are issued and outstanding as of May 10, 2021. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

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Preferred Stock

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, none of which have been designated or issued. Our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding.

Security Holders

As of May 10, 2021, there were 59,567,431 common shares issued and outstanding, which were held by 30 stockholders of record. We do not know the number of our beneficial shareholders or shareholders holding shares through their broker(s) in “street name.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged VStock Transfer, LLC as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 59,567,431 shares of our common stock as of May 10, 2021 (prior to the Primary Offering and Secondary Offering). All of the 10,000,000 and 1,100,000 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

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The remaining 58,467,431 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 69,567,431 shares, based on the number of shares of our common stock outstanding as of May 10, 2021 (59,567,431), and assuming the 10,000,000 shares being registered in the Primary Offering are issued and sold sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

49

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Long Term Care Operations 360, Inc. as of October 31, 2020 and 2018, have been included herein in reliance on the reports of (i) Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, given on the authority of those firms as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ended October 31, 2019, and October 31, 2020, there have been no changes in or disagreements with our independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accounting Firm would have caused them to make reference thereto in their report on the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Long Term Care Operations 360, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______________, 2021

50

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2021 and 2020

F-1

FINANCIAL INFORMATION

F-2

LONG TERM CARE OPERATIONS 360, INC

(Formerly China Crawfish, Ltd.)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	January 31, 2021	October 31, 2020

ASSETS
CURRENT ASSETS
Cash	$267,694	$179,028
Accounts receivable, net of allowance for doubtful accounts	48,451	7,181
Total Current Assets	316,145	186,209

Security deposit	4,000	4,000
Property and equipment, net of accumulated depreciation	1,085,653	1,045,495
Operating lease right-of-use assets, net	631,496	667,038
TOTAL ASSETS	$2,037,294	$1,902,742

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued liabilities	$58,757	$26,431
Advances payable - related entity	81,107	68,814
Operating lease liabilities – current portion	199,571	169,725
Loans payable - current portion	48,573	39,546
Mortgage payable - current portion	13,083	12,889
Total Current Liabilities	401,091	317,405

Tenant security deposits	7,100	7,100
Operating lease liabilities – net of current portion	431,925	497,313
Loans payable - net of current portion	689,729	600,246
Mortgage payable - net of current portion	425,409	428,647
TOTAL LIABILITIES	1,955,254	1,850,711

STOCKHOLDERS' EQUITY
Preferred stock; $0.0001 par value, 10,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock; $0.0001 par value, 200,000,000 shares authorized; 59,567,431 and 7,217,431 shares issued and outstanding at January 31, 2021 and October 31, 2020, respectively	5,957	722
Additional Paid-in Capital	470,639	479,438
Accumulated Deficit	(394,556)	(428,129)
Total Stockholders' Equity	82,040	52,031
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,037,294	$1,902,742

See accompanying notes to unaudited consolidated financial statements

F-3

LONG TERM CARE OPERATIONS 360, INC

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	January 31, 2021	January 31, 2020
REVENUES
Capitation services	$703,938	$302,589
Product sales	8,000	23,480
Transportation	-	101,279
TOTAL REVENUES	711,938	427,348

COST OF SERVICES	44,378	20,866
GROSS PROFIT	667,560	406,482

OPERATING EXPENSES
Sales and marketing	17,242	2,023
Depreciation	29,349	21,135
General and administrative	597,453	448,865
Total Operating Expenses	(644,044)	(472,023)
OPERATING INCOME (LOSS)	23,516	(65,541)

Other Income (Expense)
Other income	51	-
Interest income	57	6
Loan forgiveness income	16,165	-
Interest expense	(6,216)	(6,703)
Total Other Income (Expense)	10,057	(6,697)

NET INCOME (LOSS) BEFORE INCOME TAXES	33,573	(72,238)
Provision for Income Taxes	-	-
NET INCOME (LOSS)	$33,573	$(72,238)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	45,910,909	3,217,431

See accompanying notes to unaudited consolidated financial statements

F-4

LONG TERM CARE OPERATIONS 360, INC

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, October 31, 2020	7,217,380	$722	$479,438	$(428,129)	$52,031
Common stock issued for acquisition of subsidiaries	52,350,000	5,235	(8,799)	-	(3,564)
Net loss for the period	-	-	-	33,573	33,573
Balance, January 31, 2021	59,567,431	$5,957	$192,863	$(394,556)	$82,040

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, October 31, 2019	3,217,431	$322	$4,838	$40,314	$45,474
Net loss for the period	-	-	-	(72,238)	(72,238)
Balance, January 31, 2020	3,217,431	$322	$4,838	$(31,924)	$(26,764)

See accompanying notes to unaudited consolidated financial statements

F-5

LONG TERM CARE OPERATIONS 360, INC

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	January 31, 2021	January 31, 2020
OPERATING ACTIVITIES
Net income (loss)	$33,573	$(72,238)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loan forgiveness	(16,165)	-
Depreciation	29,349	21,135
Changes in operating assets and liabilities
Accounts receivable	(41,270)	3,000
Accounts payable and accrued liabilities	28,762	(24,046)
Net Cash Provided by (Used in) Operating Activities	34,249	(72,149)

INVESTING ACTIVITIES
Purchase of property and equipment	(2,390)	-
Net Cash Used in Financing Activities	(2,390)	-

FINANCING ACTIVITIES
Repayment of loans payable	(11,367)	(19,301)
Proceeds from loans payable	58,926	-
Repayment of mortgage payable	(3,045)	-
Proceeds from related entity advance	12,293	292,390
Net Cash Provided by Financing Activities	56,807	273,089
NET INCREASE IN CASH	88,666	200,940
CASH AT BEGINNING OF PERIOD	179,028	86,424

CASH AT END OF PERIOD	$267,694	$287,364

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$10,522	$8,784
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Loan payable taken to acquire property	$67,117	$-
Shares issued in share exchanges for subsidiaries	$5,235	$-
Initial recognition of operating lease right-of-use assets and operating lease liabilities	-	712,073

See accompanying notes to unaudited consolidated financial statements

F-6

LONG TERM CARE OPERATIONS 360, INC

(Formerly China Crawfish, Ltd.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended January 31, 2021 and 2020

Note 1 - Organization and Operations

Long Term Care Operations 360, Inc.

Long Term Care Operations 360, Inc. (the “Company”) changed its name from China Crawfish, Ltd. on November 12, 2020. The Company was incorporated on September 15, 2014 under the laws of the State of Nevada. On November 24, 2020, the Company acquired all of the assets of Prudent Senior Services of America, Inc, including all of its wholly owned subsidiaries (“PSS”), pursuant to a purchase agreement. The Company is continuing the operations of PSS in the adult day health arena.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

The results for the three months ended January 31, 2021 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in PSS’s stand-alone audited consolidated financial statements for the years ended October 31, 2020 and 2019 within the Form S-1 filed on May 10, 2021 with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at January 31, 2021 and for the related periods presented.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). The consolidated financial statements include the accounts of Long Term Care Operations 360, Inc. and its wholly-owned subsidiaries, Prudent Senior Services of Georgia, Inc, Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The Company elected October 31st as its fiscal year ending date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-7

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement,” to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, receivables and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Long-lived Assets

Long-lived assets are evaluated for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded equal to the difference. No impairment charges were recorded in the three months ended January 31, 2021 or 2020.

F-8

Property, Plant and Equipment

We record property, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. See Note 8 for a description of such transactions.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. As of January 31, 2021 and 2020, the Company does not have any commitments or contingencies.

On February 1, 2021, the Company entered into employment agreements with Mr. Shah and Mrs. Yin for their employment as executive officers of the Company. Pursuant to both of those employment agreements, the Company agreed to compensate each of them in the amount $20,834 a month, $12,500 of which would be paid in cash, and the balance of which would be accrued, with an initial term through June 31, 2022.

Revenue Recognition

In accordance with ASC 606-10, revenue is measured based on a consideration expected to receive, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company’s Adult Day Health (ADH) operating unit provides comprehensive health care services to participants on the basis of fixed or capitated fees per participant that are paid monthly by Medicaid and private pay sources. Medicaid capitation revenues are based on per-member, per-month capitation rates under the ADH program. Capitation payments are recognized as revenue in the period in which they relate.

Capitation revenues may be subject to adjustment as a result of examination by government agencies or contractors. The audit process and the resolution of significant related matters often are not finalized until several years after the services are rendered. Any adjustments resulting from these examinations are recorded in the period the Company is notified of them.

F-9

At times, the Company accepts participants into the program pending final authorization from Medicaid. If Medicaid coverage is later denied and there are no alternative resources available to pay for services, the participant is disenrolled. Any costs incurred on behalf of these participants were nominal in the three months ended January 31, 2021 and 2020.

Laws and regulations governing the Medicare program are complex and subject to change, as well as government review. Failure to comply with these laws can expose the entity to significant regulatory action, including fines, penalties, and exclusion from the Medicaid programs.

Advertising Costs

The Company’s purchased services and contracts expenses include media advertising. These advertising and marketing activities are expensed as incurred. Total advertising expenses were $17,242 and $2,023 for the three months ended January 31, 2021 and 2020, respectively.

Leases

Effective November 1, 2018, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term. If a Company lease does not provide an implicit rate, the Company develops an estimated incremental borrowing rate at the commencement date based on the estimated rate at which it would borrow, in the current economic environment, an amount equal to the lease payments over a similar term on a collateralized basis which is used to determine the present value of lease payments. The Company had no finance leases at January 31, 2021 and October 31, 2020.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-10

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.  Potentially dilutive securities are not included in the EPS computation if anti-dilutive.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended January 31, 2021 or 2020.

Coronavirus Pandemic (“COVID-19”)

In March 2020, the World Health Organization declared COVID-19 a pandemic. The global spread of COVID-19 has created significant volatility, uncertainty, and economic disruption. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including the Company and its employees, are taking additional steps to avoid or reduce infection, including limiting travel and working from home. These measures are disrupting normal business operations both in and outside of affected areas and have had significant negative impacts on businesses and financial markets worldwide. We will continue to closely monitor the impact of COVID-19 on all aspects of our business, including the impacts to our employees, participants and suppliers; however, at this time, we are unable to estimate the ultimate impact the pandemic will have on our consolidated financial condition, results of operations or cash flows.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

F-11

As reflected in the consolidated financial statements, the Company had an accumulated deficit at January 31, 2021. However, it earned a small net income and provided a small amount of cash from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is generating revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering and repay the advance from a related entity. While the Company believes in the viability of its operations and generation of sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Accounts Receivable

The Company provides adult day-care services to participants on the basis of capitated or fixed fees per participant that are paid monthly by Medicaid and private pay sources. The Company records accounts receivable at net realizable value, which includes an allowance for estimated uncollectible accounts. The allowance for uncollectible accounts reflects the Company’s best estimate of probable losses considering eligibility, historical experience, and existing economic conditions. Accounts are written off as bad debts when they are deemed uncollectible based upon individual credit evaluations and specific circumstances underlying the accounts.

The table below details the accounts receivable and allowance for doubtful accounts for the three months ended January 31, 2021 and the fiscal year ended October 31, 2020:

	1/31/2021	10/31/2020
Accounts Receivable	$48,451	$7,181
Allowance for Doubtful Accounts	-	-
	$48,451	$7,181

Note 5 – Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives.

Property and equipment were comprised of the following as of January 31, 2021 and October 31, 2020:

	January 31, 2021	October 31, 2020
Buildings	$776,938	$776,938
Building Improvements	20,682	18,292
Vehicles	486,380	419,263
	1,284,000	1,214,493
Less Accumulated Depreciation	(198,347)	(168,998)
Total Property, Plant and Equipment	$1,085,653	$1,045,495

F-12

Depreciation of $29,349 and $21,135 was recorded during the three months ended January 31, 2021 and 2020, respectively. Land is not depreciated, and construction in progress is not depreciated until ready for service. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred.

When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheets, and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

Note 6 – Operating Leases

In October 2018, the Company entered a 48-month office lease that commenced on October 1, 2018.  The lease provides for approximately 2,000 square feet of office space.  This office space serves as the offices of one of its subsidiaries., as well as the principal offices of the Company’s operating subsidiaries. The Company believes this space is more than it will need in the future as it anticipates a majority of its workforce will continue working remotely even after workplace and social distancing restrictions are lifted.

In January 2020, the Company entered a 51-month office lease that commenced on January 1, 2020.  The lease provides for approximately 13,000 square feet of office space.  This office space serves as a day center, as well as the principal offices of the Company and for the Company’s operating subsidiaries. The Company believes this space is more than it will need in the near future.

In January 2020, the Company entered a 60-month lease that commenced on January 1, 2020.  The lease provides for approximately 8,000 square feet of space.  This space will serve as a day center as the Company expands it services to new areas. The Company believes this space is adequate for a day center when it is available to be opened after workplace and social distancing restrictions are lifted.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Three Months Ended
	January 31, 2021	January 31, 2020
Lease Cost
Operating lease cost (included in general and administrative in the Company’s consolidated statement of operations)	$40,248	$44,974

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$40,248	$44,974
Weighted average remaining lease term – operating leases (in years)	3.25 years	4.07 years
Average discount rate – operating leases	5.00%	5.00%

F-13

The supplemental balance sheet information related to leases for the period is as follows:

	January 31, 2021	January 31, 2020
Operating leases
Long-term right-of-use assets	$631,496	$667,038

Short-term operating lease liabilities	$199,571	$169,725
Long-term operating lease liabilities	431,925	497,313
Total operating lease liabilities	$631,496	$667,038

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2021	$148,299
2022	216,608
2023	202,438
2024	115,206
2025	8,000
Total lease payments	690,551
Less: Imputed interest/present value discount	(59,055)
Present value of lease liabilities	$631,496

Lease expenses were $49,306 and $7,331 for the three months ended January 31, 2021 and 2020, respectively.

Note 7 – Long-Term Debt

Long-term debt consisted of the following as of January 31, 2021 and October 31, 2020:

Description	1/31/2021	10/31/2020
Secured Term Loans	$738,302	$639,792
Mortgage Loan	438,492	441,536
Total Debt	1,176,794	1,081,328
Less Current Portion	61,656	52,435
Long-Term Debt	$1,115,138	$1,028,893

On December 17, 2020, the Company entered into a new loan in the amount of $67,117 for the purchase of a vehicle. The loan has an interest rate of 5.24% and a term of 84 months. The monthly payment is $956.

On December 16, 2020, the Company issued an unsecured Promissory Note to the Small Business Administration in the principal amount of $58,926 (the “Note”) that matures on December 16, 2023 and bearing 1.00% per annum interest as part of the Covid-19 Cares Act. The total net proceeds the Company received was $58,926. The payment amount has not yet been determined.

On December 22, 2020, the Company received notice from the Small Business Administration that the Note was being forgiven in the amount of $16,165, which has been recorded as other income in the statements of operations.

Note 8 – Related Party Transactions

From time to time, a related entity advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the three months ended January 31, 2021 and 2020, respectively, a related not-for-profit entity advanced the Company $12,293 and $292,390.  Advances payable to related parties totaled $81,107 and $68,814 at January 31, 2021 and October 31, 2020, respectively.

Note 9 – Stockholder’s Equity

Shares Authorized

The Company is currently authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, none of which have been designated or issued. Our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock.

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share.

F-14

Common Stock

On November 12, 2020, the Company enacted a 25-to-1 reverse stock split of its shares of common stock. The split has been retroactively applied to all periods presented, and all stock references within these unaudited interim financial statements are post-split.

On November 24, 2020, the Company issued 52,350,000 shares of common stock for the acquisition of all of Prudent Senior Services of America, Inc’s (“PSSA”) assets, including each of its operational wholly-owned subsidiaries. The Company recognized an increase to the common stock account of $5,235 and a decrease to the additional paid-in capital account of $8,799 as part of this acquisition. This acquisition was treated as an asset purchase from a company under common control. PSSA will be the accounting survivor, and all operations of it and its subsidiaries will be merged into the Company.

As of January 31, 2021 and October 31, 2020, the Company had a total of 59,567,431 and 7,217,431, respectively, shares of common stock outstanding.

Note 10 – Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date these consolidated financial statements were issued and noted no material subsequent events requiring disclosure.

F-15

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS

CHINA CRAWFISH, LTD.)

FINANCIAL STATEMENTS

October 31, 2020 and 2019

F-16

FINANCIAL INFORMATION

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Long Term Care Operations 360, Inc.

(formerly known as China Crawfish, Ltd.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Long Term Care Operations 360, Inc. (formerly known as China Crawfish, Ltd.) (the Company) as of October 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

May 10, 2021

F-18

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS CHINA CRAWFISH, LTD.)

BALANCE SHEETS

	October 31, 2020	October 31, 2019
ASSETS
CURRENT ASSETS
Cash	$-	$-
Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,564	$2,276
Total Current Liabilities	3,564	2,276

TOTAL LIABILITIES	3,564	2,276

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.0001 par value, 10,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock; $0.0001 par value, 200,000,000 shares authorized; 7,217,431 and 3,217,431 shares issued and outstanding at October 31, 2020 and October 31, 2019, respectively	722	322
Additional Paid-in Capital	195,324	183,263
Accumulated Deficit	(199,610)	(185,861)
Total Stockholders' Equity (Deficit)	(3,564)	(2,276)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

See accompanying notes to audited financial statements

F-19

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS CHINA CRAWFISH, LTD.)

STATEMENTS OF OPERATIONS

	For the Years Ended
	October 31, 2020	October 31, 2019
REVENUES	$-	$-

OPERATING EXPENSES
General and administrative expenses	13,749	109,579
Total Operating Expenses	(13,749)	(109,579)
OPERATING LOSS	(13,749)	(109,579)

Other Income (Expense)
Total Other Income (Expense)	-	-

NET LOSS BEFORE INCOME TAXES	(13,749)	(109,579)
Provision for Income Taxes	-	-
NET LOSS	$(13,749)	$(109,579)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	3,851,311	3,217,431

See accompanying notes to audited financial statements

F-20

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS CHINA CRAWFISH, LTD.)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, October 31, 2018	3,217,431	$322	$183,263	$(76,282)	$107,303
Net loss for the year	-	-	-	(109,579)	(109,579)
Balance, October 31, 2019	3,217,431	322	183,263	(185,861)	(2,276)
Common stock issued for extinguishment of related party debt	4,000,000	400	12,061	-	12,461
Net loss for the year	-	-	-	(13,749)	(13,749)
Balance, October 31, 2020	7,217,431	$722	$195,324	$(199,610)	$(3,564)

See accompanying notes to audited financial statements

F-21

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS CHINA CRAWFISH, LTD.)

STATEMENTS OF CASH FLOWS

	For the Years Ended
	October 31, 2020	October 31, 2019
OPERATING ACTIVITIES
Net loss	$(13,749)	$(109,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	1,288	(5,367)
Net Cash Used in Operating Activities	(12,461)	(114,946)

INVESTING ACTIVITIES
Net Cash Used in Investing Activities	-	-

FINANCING ACTIVITIES
Repayment of related party advances	-	(6,500)
Proceeds from related party advances	12,461	-
Net Cash Provided by (Used in) Financing Activities	12,461	(6,500)
NET INCREASE (DECREASE) IN CASH	-	(121,446)
CASH AT BEGINNING OF PERIOD	-	121,446

CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH DISCLOSURES OF CASH FLOW INFORMATION:
Common stock issued for settlement of related party advances	$12,461	$-

See accompanying notes to audited financial statements

F-22

LONG TERM CARE OPERATIONS 360, INC.

(FORMERLY KNOWN AS CHINA CRAWFISH, LTD.)

NOTES TO AUDITED FINANCIAL STATEMENTS

For the Years Ended October 31, 2020 and 2019

Note 1 - Organization and Operations

The Company, formerly known as Bella Costa Designs Inc, and then as China Crawfish, Ltd. (the “Company,” which is now known as Long Term Care Operations 360, Inc.), was incorporated on September 15, 2014 under the laws of the State of Nevada. On October 13, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada effecting a name change from China Crawfish, Ltd. to Long Term Care Operations 360, Inc.  On November 24, 2020, the Company acquired all of Prudent Senior Services of America, Inc’s assets, including its wholly-owned subsidiaries, in a share exchange agreement. The Company is continuing the operations of its new acquisition in the adult day health arena.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”).  The Company has elected October 31st as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-23

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement,” to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-24

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. As of October 31, 2020 and 2019, the Company does not have any commitments or contingencies.

Revenue Recognition

Effective November 1, 2017, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration expected to receive, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-25

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the periods ended October 31, 2020 or 2019.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at October 31, 2020, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-26

Note 4 – Related Party Transactions

From time to time, a related party advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

On January 10, 2018, a related entity of the former management loaned the Company $6,500. This amount was repaid during 2019.

During 2020, directors loaned the Company $12,461. On September 3, 2020, the Company issued 4,000,000 shares of common stock to these directors as repayment of these advances. The shares of common stock were valued at $12,461.

Note 5 – Stockholder’s Equity

Shares Authorized

The Company is currently authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, none of which have been designated or issued. Our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock.

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share.

Common Stock

On November 12, 2020, the Company enacted a 25 to 1 reverse-stock split of its shares of common stock. Pre-split shares issued and outstanding were 180,434,500 shares of common stock. Post-split shares issued and outstanding were 7,217,431 shares of common stock. The split has been applied retroactively to all references to common stock for all periods presented.

F-27

On September 3, 2020, the Company issued 4,000,000 shares of common stock to shareholders and directors for settlement of advances to the Company totaling $12,461. The shares of common stock were valued $12,461.

As of October 31, 2020 and 2019, the Company had a total of 7,217,431 and 3,217,431, respectively, shares of common stock outstanding.

Note 6 – Income taxes

The Company’s effective income tax rate for fiscal 2020 and fiscal 2019 are 27%, and 27%, respectively. Actual income tax expense differs from the amount computed by applying the applicable U.S. federal statutory corporate income tax rate of 21% in fiscal 2020 and 2019. There are no significant differences between the effective rate and statutory rate due to state taxes, nondeductible items, and prior-year true-ups.

As of October 31, 2020 and October 31, 2019, the Company had net operating loss carry-forwards for U.S. federal income tax purposes of approximately $195,000 and $183,000, respectively.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry-forwards before they will expire through the year 2040.

The Company is subject to income tax in the U.S. federal jurisdiction. The Company has not been audited by the U.S. Internal Revenue Service in connection with income taxes. The Company’s tax years beginning with the year ended October 31, 2017 through October 31, 2020 generally remain open to examination by the Internal Revenue Service until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired.

Note 7 – Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date these financial statements were issued and noted no material subsequent events other than the item disclosed herein.

On November 24, 2020, the Company completed an acquisition of all of the assets of Prudent Senior Services of America, Inc (PSSA), including all of its operational subsidiaries. PSSA will be the accounting survivor, and all operations of it and its subsidiaries will be merged into the Company. The Company issued 52,350,000 shares of common stock in connection with this combination.

F-28

PRUDENT SENIOR SERVICES OF AMERICA, INC

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2020 and 2019

F-29

FINANCIAL INFORMATION

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Prudent Senior Services of America, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Prudent Senior Services of America, Inc. (the Company) as of October 31, 2020 and 2019, and the related consolidated statements of operations, changes in consolidated stockholders’ equity, and consolidated cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

May 10, 2021

F-31

PRUDENT SENIOR SERVICES OF AMERICA, INC

CONSOLIDATED BALANCE SHEETS

	October 31, 2020	October 31, 2019
ASSETS
CURRENT ASSETS
Cash	$179,028	$86,424
Accounts receivable, net of allowance for doubtful accounts	7,181	9,182
Total Current Assets	186,209	95,606

Security deposit	4,000	-
Property and equipment, net of accumulated depreciation	1,045,495	343,036
Operating lease right-of-use assets, net	667,038	77,017
TOTAL ASSETS	$1,902,742	$515,659

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued liabilities	$26,431	$36,946
Advance payable - related entity	68,814	-
Operating lease liabilities – current portion	169,725	20,606
Loans payable - current portion	39,546	70,391
Mortgage payable - current portion	12,889	-
Total Current Liabilities	317,405	127,943

Tenant security deposits	7,100	-
Operating lease liabilities – net of current portion	497,313	56,411
Loans payable - net of current portion	600,246	285,831
Mortgage payable - net of current portion	428,647	-
TOTAL LIABILITIES	1,850,711	470,185

STOCKHOLDERS' EQUITY
Common stock; $0.001 par value, 100,000,000 shares authorized; 65,710,000 and 5,160,000 shares issued and outstanding at October 31, 2020 and 2019, respectively	65,710	5,160
Additional Paid-in Capital	414,450	-
Accumulated Deficit	(428,129)	40,314
Total Stockholders' Equity	52,031	45,474
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,902,742	$515,659

See accompanying notes to audited consolidated financial statements

F-32

PRUDENT SENIOR SERVICES OF AMERICA, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	October 31, 2020	October 31, 2019

REVENUES
Capitation services income	$1,761,495	$1,251,698
Product sales income	91,478	170,609
Transportation income	177,072	371,644
Management fee income	92,480	-
TOTAL REVENUES	2,122,525	1,793,951

COST OF SERVICES	264,985	323,845
GROSS PROFIT	1,857,540	1,470,106

OPERATING EXPENSES
Sales and marketing expenses	18,787	3,947
Depreciation expense	92,771	72,262
General and administrative expenses	2,181,142	1,400,671
Total Operating Expenses	(2,292,700)	(1,476,880)
OPERATING LOSS	(435,160)	(6,774)

Other Income (Expense)
Other Income	92	-
Interest income	12	-
Interest expense	(33,387)	(31,519)
Total Other Income (Expense)	(33,283)	(31,519)

NET LOSS BEFORE INCOME TAXES	(468,443)	(38,293)
Provision for Income Taxes	-	-
NET LOSS	$(468,443)	$(38,293)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.01)

BASID AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	56,098,836	3,011,178

See accompanying notes to audited consolidated financial statements

F-33

PRUDENT SENIOR SERVICES OF AMERICA, INC

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, October 31, 2018	-	$-	$-	$78,607	$78,607
Common stock issued to founders for services	5,160,000	5,160	-	-	5,160
Net loss for the year	-	-	-	(38,293)	(38,293)
Balance, October 31, 2019	5,160,000	5,160	-	40,314	45,474
Common stock issued in share exchange agreement – Nemicare	20,000,000	20,000	(20,000)	-	-
Common stock issued in share exchange agreement - PSS Georgia	20,000,000	20,000	(20,000)	-	-
Common stock issued in share exchange agreement - Golden Sun	20,000,000	20,000	(20,000)	-	-
Common stock issued in share exchange agreement - AHSTY NEMT	20,000	20	(20)	-	-
Common stock issued in share exchange agreement - Golden Sun NEMT	55,000	55	(55)	-	-
Common stock issued for services	41,000	41	40,959	-	41,000
Common stock issued for cash	434,000	434	433,566	-	434,000
Net loss for the year	-	-	-	(468,443)	(468,443)
Balance, October 31, 2020	65,710,000	$65,710	$414,450	$(428,129)	$52,031

See accompanying notes to audited consolidated financial statements

F-34

PRUDENT SENIOR SERVICES OF AMERICA, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	October 31, 2020	October 31, 2019
OPERATING ACTIVITIES
Net loss	$(468,443)	$(38,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	41,000	5,160
Depreciation	92,771	72,262
Changes in operating assets and liabilities
Trade receivables	2,001	(8,057)
Other assets	(4,000)	-
Accounts payable and accrued liabilities	(10,514)	21,354
Tenant deposits payable	7,100	-
Net Cash Used in Operating Activities	(340,085)	52,426

INVESTING ACTIVITIES
Purchase of property and equipment	(350,783)	(3,000)
Net Cash Used in Financing Activities	(350,783)	(3,000)

FINANCING ACTIVITIES
Repayment of notes payable	(195,153)	(50,120)
Proceeds from notes payable	475,811	-
Proceeds from related entity advance	68,814	-
Proceeds from sale of common stock	434,000	-
Net Cash Provided by Financing Activities	783,472	(50,120)
NET INCREASE (DECREASE) IN CASH	92,604	(694)
CASH AT BEGINNING OF PERIOD	86,424	87,118

CASH AT END OF PERIOD	$179,028	$86,424

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$33,387	$31,519
Income taxes	$-	$-

NON-CASH DISCLOSURES OF CASH FLOW INFORMATION:
Mortgage payable assumed in acquisition of property	$444,448	$-
Initial recognition of operating lease right-of-use assets and operating lease liabilities	$712,073	$92,623
Shares issued in share exchanges for subsidiaries	$60,075	$-

See accompanying notes to audited consolidated financial statements

F-35

PRUDENT SENIOR SERVICES OF AMERICA, INC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Operations

Prudent Senior Services of American, Inc.

Prudent Senior Services of America, Inc (the “Company”) was incorporated under the laws of the State of Georgia on December 13, 2019. The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, Prudent Senior Services of Georgia, Inc, Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC, which were acquired in 2019 and 2020.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). The consolidated financial statements include the accounts of Prudent Senior Services of America, Inc and its wholly-owned subsidiaries, Prudent Senior Services of Georgia, Inc, Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The Company does not have any components of comprehensive income and, as of October 31, 2020 and 2019, comprehensive income is equal to net income reported in the statements of operations.

Fiscal Year-End

The Company elected October 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-36

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement” to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accrued liabilities and notes payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Long-lived Assets

Long-lived assets are evaluated for impairment in accordance with ASC 360, “Property, Plant, and Equipment”, whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded equal to the difference. No impairment charges were recorded in the fiscal years ended October 31, 2020 or 2019.

F-37

Properties, Plant and Equipment

We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. See Note 8 for a description of such transactions.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. As of October 31, 2020 and 2019, the Company does not have any commitments or contingencies.

Revenue Recognition

Effective November 1, 2017, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration expected to receive, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company’s Adult Day Health (ADH) operating unit provides comprehensive health care services to participants on the basis of fixed or capitated fees per participant that are paid monthly by Medicaid and private pay sources. Two of the Company’s operating unit provides skilled and unskilled nursing services and transportation services in connection with adult care and senior needs. While another of the Company’s operating unit holds and sells a software platform to senior care services providers, Medicaid capitation revenues, which include the nursing and transportation services, are based on per-member, per-month capitation rates under the ADH program. Capitation payments are recognized as revenue in the period in which they relate. Product and management fees are recognized during the periods that services are provided.

Capitation revenues may be subject to adjustment as a result of examination by government agencies or contractors. The audit process and the resolution of significant related matters often are not finalized until several years after the services are rendered. Any adjustments resulting from these examinations are recorded in the period the Company is notified of them.

At times, the Company accepts participants into the program pending final authorization from Medicaid. If Medicaid coverage is later denied and there are no alternative resources available to pay for services, the participant is disenrolled. Any costs incurred on behalf of these participants were nominal in the fiscal years ended October 31, 2020 and 2019.

F-38

Laws and regulations governing the Medicaid program are complex and subject to change, as well as government review. Failure to comply with these laws can expose the entity to significant regulatory action, including fines, penalties, and exclusion from the Medicaid programs.

Advertising Costs

The Company’s purchased services and contracts expenses include media advertising. These advertising and marketing activities are expensed as incurred. Total advertising expenses were $18,787 and $3,947 for the fiscal years ended October 31, 2020 and 2019, respectively.

Leases

Effective November 1, 2018, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The adoption of ASC 842 on November 1, 2018 resulted in the recognition of operating lease right-of-use assets of $92,623, lease liabilities for operating leases of $92,623, and a zero cumulative-effect adjustment to accumulated deficit. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term. If a Company lease does not provide an implicit rate, the Company develops an estimated incremental borrowing rate at the commencement date based on the estimated rate at which it would borrow, in the current economic environment, an amount equal to the lease payments over a similar term on a collateralized basis which is used to determine the present value of lease payments. The Company had no finance leases at October 31, 2020 and 2019.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-39

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended October 31, 2020.

Coronavirus Pandemic (“COVID-19”)

In March 2020, the World Health Organization declared COVID-19 a pandemic. The global spread of COVID-19 has created significant volatility, uncertainty, and economic disruption. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including the Company and its employees, are taking additional steps to avoid or reduce infection, including limiting travel and working from home. These measures are disrupting normal business operations both in and outside of affected areas and have had significant negative impacts on businesses and financial markets worldwide. We will continue to closely monitor the impact of COVID-19 on all aspects of our business, including the impacts to our employees, participants and suppliers; however, at this time, we are unable to estimate the ultimate impact the pandemic will have on our consolidated financial condition, results of operations or cash flows.

On March 27, 2020, the bipartisan Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into legislation. The CARES Act provides for $100 billion to healthcare providers, including hospitals on the front lines of the COVID-19 pandemic.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at October 31, 2020, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-40

The Company is generating sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its operations and generation of sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Accounts Receivable

The Company provides adult day-care services to participants on the basis of capitated or fixed fees per participant that are paid monthly by Medicaid and private pay sources. The Company records accounts receivable at net realizable value, which includes an allowance for estimated uncollectible accounts. The allowance for uncollectible accounts reflects the Company’s best estimate of probable losses considering eligibility, historical experience, and existing economic conditions. Accounts are written off as bad debts when they are deemed uncollectible based upon individual credit evaluations and specific circumstances underlying the accounts.

The table below details the accounts receivable and allowance for doubtful accounts for the years ended October 31, 2020 and 2019:

	10/31/2020	10/31/2019
Accounts Receivable	$7,181	$9,182
Allowance for Doubtful Accounts	-	-
	$7,181	$9,182

Note 5 – Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives.

Property and equipment were comprised of the following as of October 31, 2020 and 2019:

	October 31, 2020	October 31, 2019
Buildings	$776,938	$-
Building Improvements	18,292	-
Vehicles	419,263	419,263
	1,214,493	419,263
Less Accumulated Depreciation	(168,998)	(76,227)
Total Property, Plant and Equipment	$1,045,495	$343,036

Depreciation of $92,771 and $76,262 was recorded during the fiscal years ended October 31, 2020 and 2019, respectively. Land is not depreciated, and construction in progress is not depreciated until ready for service. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred.

When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheets, and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

F-41

Note 6 – Operating Leases

In October 2018, the Company entered a 48-month office lease that commenced on October 1, 2018.  The lease provides for approximately 2,000 square feet of office space.  This office space serves as the offices of one of its subsidiaries., as well as the principal offices of the Company’s operating subsidiaries. The Company believes this space is more than it will need in the future as it anticipates a majority of its workforce will continue working remotely even after workplace and social distancing restrictions are lifted.

In January 2020, the Company entered a 51-month office lease that commenced on January 1, 2020.  The lease provides for approximately 13,000 square feet of office space.  This office space serves as a day center, as well as the principal offices of the Company and for the Company’s operating subsidiaries. The Company believes this space is more than it will need in the near future.

In January 2020, the Company entered a 60-month lease that commenced on January 1, 2020.  The lease provides for approximately 8,000 square feet of space.  This space will serve as a day center as the Company expands it services to new areas. The Company believes this space is adequate for a day center when it is available to be opened after workplace and social distancing restrictions are lifted.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Year Ended
	October 31, 2020	October 31, 2019
Lease Cost
Operating lease cost (included in general and administrative in the Company’s consolidated statement of operations)	$138,135	$18,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended October 31, 2020	$138,135	$18,000
Weighted average remaining lease term – operating leases (in years)	3.49 years	2.92 years
Average discount rate – operating leases	5.00%	5.00%

F-42

The supplemental balance sheet information related to leases for the period is as follows:

	October 31, 2020	October 31, 2019
Operating leases
Long-term right-of-use assets	$667,038	$77,017

Short-term operating lease liabilities	$169,725	$20,606
Long-term operating lease liabilities	497,313	56,411
Total operating lease liabilities	$667,038	$77,017

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2021	$188,547
2022	216,608
2023	202,438
2024	115,206
2025	8,000
Total lease payments	730,799
Less: Imputed interest/present value discount	(63,761)
Present value of lease liabilities	$667,038

Lease expenses were $87,119 and $35,606 during the years ended October 31, 2020 and 2019, respectively.

Note 7 – Long-Term Debt

Long-term debt consisted of the following as of October 31, 2020 and 2019:

Description	October 31, 2020	October 31, 2019
Secured Term Loans	$639,792	$356,222
Mortgage Loan	441,536	-
Total Debt	1,081,328	356,222
Less Current Portion	52,435	70,391
Long-Term Debt	$1,028,893	$285,831

During the 2019 fiscal year, the Company entered into nine loans payable to acquire vehicles. These loans are all secured by the vehicles. The interest rates range from 5.90% to 9.94% and had terms from 60 months to 75 months. The monthly payments on these loans totaled $7,037 per month.

On July 14, 2020, the Company acquired a building from a related not-for-profit entity at its historical cost and assumed the mortgage payable on the property. The outstanding balance of the mortgage was $444,448. The interest rate on this note is 6.0% and the monthly payment is $3,270. The note matures in February 2030 with a balloon payment due of approximately $290,000.

Aggregate maturities of the total debt outstanding at October 31, 2020, were as follows:

Year	Amount
2021	$52,435
2022	56,665
2023	61,037
2024	43,649
2025	23,095
Thereafter	844,447
Total	$1,081,328

F-43

Note 8 – Related Party Transactions

From time to time, a related entity advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During 2020 and 2019, respectively, a related not-for-profit entity advanced the Company $68,814 and $0.

Note 9 – Stockholder’s Equity

Shares Authorized

The Company is authorized to issue 100,000,000 shares of Common Stock, par value $0.0001 per share.

Common Stock

On April 1, 2019, the Company issued 5,160,000 shares of common stock to the officers and directors of the Company at $0.0001 per share, or a value of $5,160 as founder shares. The Company recognized $5,160 in compensation expense.

On December 27, 2019, the Company issued 60,000,000 shares of common stock in share exchange agreements for the acquisition of Prudent Senior Services of Georgia, Inc, Nemicare, Inc. and Golden Sun, Inc. These shares of common stock were valued at par of $0.0001 for a total of $60,000. This transaction is being treated as a merger of companies under common control. The Company will be the accounting survivor, and all operations of it and its subsidiaries will be merged into the Company.

On January 1, 2020, the Company issued 20,000 shares of common stock in a share exchange agreement for the acquisition of AHSTY NEMT, LLC. These shares of common stock were valued at par of $0.0001 for a total of $20. This transaction is being treated as a merger of companies under common control. The Company will be the accounting survivor, and all operations of it and its subsidiaries will be merged into the Company.

During the fiscal year of 2020, the Company issued 434,000 shares of common stock to nine individuals at $1.00 per share for $434,000 in cash.

On January 23, 2020, the Company issued 41,000 shares of common stock to three individuals for services rendered. These shares were valued at $1.00 per share and the Company recognized $41,000 in consulting expenses.

On June 1, 2020, the Company issued 55,000 shares of common stock in a share exchange agreement for the acquisition of Golden Sun NEMT, LLC. These shares of common stock were valued at par of $0.0001 for a total of $55. This transaction is being treated as a merger of companies under common control. The Company will be the accounting survivor, and all operations of it and its subsidiaries will be merged into the Company.

As of October 31, 2020, the Company had a total of 65,710,000 shares of common stock outstanding.

Note 10 – Earnings per share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, plus the dilutive effect of outstanding options, using the treasury stock method and the average market price of the Company’s common stock during the applicable period.

As of October 31, 2020 and 2019, there were zero common share equivalents, excluded from the calculation of diluted EPS.

F-44

The following table sets forth the computation of basic and diluted net loss per common unit for the years ended October 31, 2020 and 2019:

	10/31/2020	10/31/2019
Net Loss	$(468,443)	$(38,293)
Weighted Average Common Share Outstanding (Basic)	56,098,836	3,011,178
Earnings Per Share - Basic	$(0.01)	$(0.01)

Dilutive Shares	-	-
Weighted Average Common Share Outstanding (Diluted)	56,098,836	3,011,178
Earnings Per Share - Diluted	$(0.01)	$(0.01)

Note 11 – Income taxes

The Company’s effective income tax rate for fiscal 2020 and fiscal 2019 are 27%, and 27%, respectively. Actual income tax expense differs from the amount computed by applying the applicable U.S. federal statutory corporate income tax rate of 21% in fiscal 2020 and 2019. The significant differences between the effective rate and statutory rate is due to state taxes, nondeductible items, and prior-year true-ups.

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

Tax Reconciliations	10/31/2020	10/31/2019
Tax at Statutory Rate	$(126,480)	$(10,339)
Meals and Entertainment	1,912	1,883
Depreciation	25,048	19,511
Change in Valuation of Allowance	99,520	(11,055)
Tax Provision	$-	$-

The significant components of deferred tax assets and liabilities were as follows for the fiscal years ended October 31, 2020 and 2019:

Deferred Tax Assets	10/31/2020	10/31/2019
(21% Federal, 6% Average Corporate Rate)
Net Operating Loss Carry-forwards	$150,456	$58,648
Depreciation	(31,310)	(39,022)
Valuation Allowance	(119,146)	(19,626)
Deferred Tax Assets	$-	$-

F-45

As of October 31, 2020 and October 31, 2019, the Company had net operating loss carry-forwards for U.S. federal income tax purposes of approximately $31,168,823 and $30,741,241, respectively.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry-forwards before they will expire through the year 2040.

The Company is subject to income tax in the U.S. federal jurisdiction. The Company has not been audited by the U.S. Internal Revenue Service in connection with income taxes. The Company’s tax years beginning with the year ended October 31, 2017 through October 31, 2020 generally remain open to examination by the Internal Revenue Service until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired.

Note 12 – Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date these consolidated financial statements were issued and noted no material subsequent events other than disclosed herein.

On November 24, 2020, all of the Company’s assets, including each of its operational subsidiaries, were acquired by Long Term Care Operations 360, Inc., and those operations and assets were merged into the operations of Long Term Care Operations 360, Inc.

F-46

LONG TERM CARE OPERATIONS 360, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Long Term Care Operations 360, Inc. (hereinafter referred to as the “Company”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and Prudent Senior Services of America, Inc (“PSSA”) after giving effect to the Company’s acquisition of PSSA that was completed on November 24, 2020 (the “Acquisition Date”).

On November 24, 2020, the Company entered into a purchase agreement (the “Acquisition”) with PSSA, pursuant to which the Company acquired all of the assets of PSSA, including each of its subsidiaries, in consideration of the issuance of 52,350,000 shares of common stock of the Company to the shareholders of PSSA. PSSA has merged its assets and operations into the Company, and the Company has taken over the operations and business plan of PSSA.

Since the Company and PSSA were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of PSSA’s common shares as if the restructuring transaction had occurred as of the earliest date presented of the financial statements.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition based on the assumptions, reclassifications and adjustments described in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the years ended October 31, 2020 and 2019, have been prepared giving effect to the combination with PSSA as if the transaction had occurred on November 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet gives effect to combination with PSSA as if the transaction had occurred as of the earliest date presented of the financial statements.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the merger may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes of both the Company and PSSA for the years ended October 31, 2020 and 2019, included with this Prospectus.

F-47

LONG TERM CARE OPERATIONS 360, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

October 31, 2020 and 2019

Unaudited Pro Forma Combined Statement of Operations for the Years Ended October 31, 2020	P-2

Unaudited Pro Forma Combined Statement of Operations for the Year Ended October 31, 2019	P-3

Notes to Unaudited Pro Forma Combined Financial Statements	P-4

P-1

LONG TERM CARE OPERATIONS 360, INC.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended October 31, 2020

(Unaudited)

	LTCO	PSSA	AJE	Pro Forma Adjustments	As Adjusted
REVENUES
Capitation services income	$-	$1,761,495		$-	$1,761,495
Product sales income	-	91,478		-	91,478
Transportation income	-	177,072		-	177,072
Management fee income	-	92,480		-	92,480
TOTAL REVENUES	-	2,122,525			2,122,525

COST OF SERVICES	-	264,985		-	264,985
GROSS PROFIT	-	1,864,640			1,864,640

OPERATING EXPENSES
Sales and marketing expenses	-	18,787		-	18,787
Depreciation expense	-	92,771		-	92,771
General and administrative expenses	13,749	2,181,142		-	2,194,891
Total Operating Expenses	(13,749)	(2,292,700)			(2,306,449)
OPERATING LOSS	(13,749)	(435,160)			(448,909)

Other Income (Expense)
Other Income	-	92		-	92
Interest income	-	12		-	12
Interest expense	-	(33,387)		-	(33,387)
Total Other Income (Expense)	-	(33,283)			(33,283)

NET LOSS BEFORE INCOME TAXES	(13,749)	(468,443)			(482,192)
Provision for Income Taxes	-	-		-	-
NET LOSS	$(13,749)	$(468,443)			$(482,192)

P-2

LONG TERM CARE OPERATIONS 360, INC.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended October 31, 2019

(Unaudited)

	LTCO	PSSA	AJE	Pro Forma Adjustments	As Adjusted
REVENUES
Capitation services income	$-	$1,251,698		$-	$1,251,698
Product sales income	-	170,609		-	170,609
Transportation income	-	371,644		-	371,644
TOTAL REVENUES	-	1,793,951			1,793,951

COST OF SERVICES	-	323,845		-	323,845
GROSS PROFIT	-	1,470,106			1,470,106

OPERATING EXPENSES
Sales and marketing expenses	-	3,947		-	3,947
Depreciation expense	-	72,262		-	72,262
General and administrative expenses	109,579	1,400,671		-	1,510,250
Total Operating Expenses	(109,579)	(1,476,880)			(1,586,459)
OPERATING LOSS	(109,579)	(6,774)			(116,353)

Other Income (Expense)
Interest expense	-	(31,519)		-	(31,519)
Total Other Income (Expense)	-	(31,519)			(31,519)

NET LOSS BEFORE INCOME TAXES	(109,579)	(38,293)			(147,872)
Provision for Income Taxes	-	-		-	-
NET LOSS	$(109,579)	$(38,293)			$(147,872)

P-3

LONG TERM CARE OPERATIONS 360, INC.

Notes to Unaudited Pro Forma Combined and Consolidated Financial Statements

Note 1 – Pro Forma Adjustments

1)

Represents the pro forma adjustment to record the acquisition of Prudent Senior Services of America, Inc and its wholly-owned subsidiaries and the issuance of 52,350,000 shares of common stock of Long Term Care Operations 360, Inc. and to remove the common stock and additional paid-in capital of Prudent Senior Services of America, Inc

P-4

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$1,181.01
Transfer/Edgar Agent Fees	5,000.00
Accounting Fees and Expenses	15,000.00
Legal Fees	15,000.00
Total	$36,181.40

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our articles of incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On September 3, 2020, the Company issued the former custodian and director, Barbara Bauman, 4,000,000 shares of common stock for settlement of advances to the Company totaling $12,461. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On November 24, 2020, the Company issued 52,350,000 shares of common stock to the twelve shareholders of Prudent Senior Services of America, Inc, a Georgia corporation (“PSSA”), in consideration of the Company’s purchase of all assets and operational subsidiaries of PSSA from PSSA. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

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ITEM 16. EXHIBITS

Exhibit	Description
3.1 *	Articles of Incorporation
3.2 *	Certificate of Amendment to Articles of Incorporation (changing name to China Crawfish, Ltd.)
3.3 *	Certificate of Amendment to Articles of Incorporation (changing name to Long Term Care Operations 360, Inc.)
3.4 *	Bylaws
5.1 *	Opinion Regarding Legality
10.1 *	Purchase Agreement by and between the Company and Prudent Senior Services of America, Inc, dated November 24, 2020
10.2 *	Employment Agreement by and between the Company and Sameer Shah, dated February 1, 2021
10.3 *	Employment Agreement by and between the Company and Wooiyi Yin, dated February 1, 2021
10.4 *	Rental Agreement by and between Circle of Love, Inc. and Prudent Senior Services of Georgia, dated January 1, 2020
10.5 *	Rental Agreement by and between Larry Bentley and Golden Sun Health, dated October 1, 2018
10.6 *	Lease Agreement by and between St. John Baptist “The Mighty Fortress”, Inc., and Prudent Senior Services of Georgia, dated January 15, 2021
10.7 *	Form of Subscription Agreement for Primary Offering
23.1 *	Consent from Independent Registered Public Accounting Firm
23.2 *	Consent from Independent Registered Public Accounting Firm
23.3	Consent from Legal Counsel (included in Exhibit 5.1)

* filed herewith

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chamblee, State of Georgia, on May 10, 2021.

Long Term Care Operations 360, Inc.

By:	/s/ Sameer Shah
Sameer Shah
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Sameer Shah	President, Principal Executive Officer, and Member of the Board of Directors	May 10, 2021
Sameer Shah

/s/ Wooiyi Yin	CFO, Principal Financial Officer,	May 10, 2021
Wooiyi Yin	Principal Accounting Officer, Member of the Board of Directors

54